                                                                    EXHIBIT 10.1



                    STOCK PURCHASE AND REDEMPTION AGREEMENT


                                  BY AND AMONG


                                   FWT, INC.,
                                  THE COMPANY

                             FWT ACQUISITION, INC.,
                                  AS PURCHASER


                                      AND


                            T.W. MOORE, BETTY MOORE,
                    CARL MOORE, FRED MOORE AND ROY J. MOORE,
                                AS SHAREHOLDERS




                               NOVEMBER 12, 1997
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                               TABLE OF CONTENTS

PRELIMINARY STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

STATEMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I        SIMULTANEOUS SIGNING AND CLOSING
         Section 1.1      Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          -------
         Section 1.2      Loan Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          -----------------
         Section 1.3      Redemption Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          -----------------------
         Section 1.4      Stock Purchase Transactions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          ---------------------------
         Section 1.5      Related Transactions and Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          ----------------------------------
         Section 1.6      [Intentionally deleted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 1.7      Miscellaneous Purchaser Delivered Closing Documents.  . . . . . . . . . . . . . . . . . . . . 3
                          ---------------------------------------------------
         Section 1.8      Miscellaneous Shareholder and Company Delivered Documents.  . . . . . . . . . . . . . . . . . 4
                          ---------------------------------------------------------
         Section 1.9      Resignations.  Each . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          ------------

ARTICLE II       AGGREGATE CONSIDERATION AND ADJUSTMENTS
         Section 2.1      Aggregate Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . 5
                          ------------------------
         Section 2.2      Consolidated Escrow Amount and Procedures.  . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          -----------------------------------------
         Section 2.3      Estimated Closing Balance Sheet.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          -------------------------------
         Section 2.4      Audited Closing Balance Sheet.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          -----------------------------
         Section 2.5      Increases to Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          ---------------------------
         Section 2.6      Decreases to Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          ---------------------------
         Section 2.7      Payment and Allocation of Upward or Downward Adjustments. . . . . . . . . . . . . . . . . . . 7
                          --------------------------------------------------------
         Section 2.8      Excluded Asset Adjustment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          -------------------------
         Section 2.9      Allocation of the Final Aggregate Purchase Price. . . . . . . . . . . . . . . . . . . . . . . 8
                          ------------------------------------------------
         Section 2.10     [Intentionally deleted].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.11     Special Allocation of Certain Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          --------------------------------------

ARTICLE III      CERTAIN TAX MATTERS
         Section 3.1      Section 338 Election.  . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          --------------------
         Section 3.2      Apportionment of Taxable Income.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          -------------------------------
         Section 3.3      Preparation and Filing of Income Tax Returns. . . . . . . . . . . . . . . . . . . . . . . .  10
                          --------------------------------------------
         Section 3.4      Payment of Income and Franchise Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          -------------------------------------
         Section 3.5      Audit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          -----
         Section 3.6      Cooperation on Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          --------------------------
         Section 3.7      Refunds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -------
         Section 3.8      Elections.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
         Section 4.1      Capacity of Shareholder.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          -----------------------
         Section 4.2      Organization of Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          -----------------------
         Section 4.3      Power and Authority of Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ------------------------------
         Section 4.4      Execution, Delivery, and Enforceability.  . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------------------------------------
         Section 4.5      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          --------
         Section 4.6      Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ---------

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
         Section 4.7      No Prohibitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ---------------
         Section 4.8      Compliance with Applicable Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------------------
         Section 4.9      Compliance with Organizational Documents. . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ----------------------------------------
         Section 4.10     Corporate Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------------
         Section 4.11     Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          --------------
         Section 4.12     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ------
         Section 4.13     Ownership of the Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -----------------------
         Section 4.14     No Derivative Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ------------------------
         Section 4.15     No Subsidiaries or Joint Ventures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ---------------------------------
         Section 4.16     Offices of Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ------------------
         Section 4.17     Audited Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ----------------------------
         Section 4.18     Interim Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ----------------------------
         Section 4.19     Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----------
         Section 4.20     Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          --------------------------
         Section 4.21     Management Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ------------------
         Section 4.22     Bank Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -------------
         Section 4.23     Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -------------------
         Section 4.24     Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ---------
         Section 4.25     Condition of Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------------
         Section 4.26     Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------
         Section 4.27     Real Property Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ------------------------
         Section 4.28     Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ---------------------
         Section 4.29     Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ---------
         Section 4.30     Vehicles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          --------
         Section 4.31     Capital Expenditure Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          --------------------------
         Section 4.32     Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ------------------
         Section 4.33     Outstanding Offers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          ------------------
         Section 4.34     Permits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -------
         Section 4.35     Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          ---------------------
         Section 4.36     Intellectual Property Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          --------------------------------
         Section 4.37     Computer Software Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          --------------------------
         Section 4.38     Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------
         Section 4.39     Adequacy of Company's Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------------
         Section 4.40     Permitted Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ---------------
         Section 4.41     Related Party Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          --------------------------
         Section 4.42     Litigation and Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------
         Section 4.43     Litigation History. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ------------------
         Section 4.44     Orders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ------
         Section 4.45     Audit Letter Responses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ----------------------
         Section 4.46     Investigations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------
         Section 4.47     Insurance Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ------------------
         Section 4.48     Insurance Policy Exceptions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------------
         Section 4.49     Product Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------
         Section 4.50     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -----
         Section 4.51     Tax Representations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------------
         Section 4.52     Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ----------------------
         Section 4.53     Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------
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
         Section 4.54     Collective Bargaining Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------------------
         Section 4.55     Labor Relations Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------------
         Section 4.56     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------------
         Section 4.57     Employee Benefit Plan Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------------------------
         Section 4.58     Distributors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------
         Section 4.59     Suppliers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------
         Section 4.60     Customers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------
         Section 4.61     Business Relationships. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ----------------------
         Section 4.62     Predecessors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------
         Section 4.63     Absence of Unethical Business Practices.  . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------------------------------------
         Section 4.64     No Broker.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------
         Section 4.65     Disclaimer of Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------
         Section 4.66     Operation of Company Since Date of Interim Financials.  . . . . . . . . . . . . . . . . . .  28
                          -----------------------------------------------------
         Section 4.67     Related Party Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ----------------------

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PURCHASER
         Section 5.1      Organization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ------------
         Section 5.2      Power and Authority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          -------------------
         Section 5.3      Execution, Delivery, and Enforceability.  . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------------------------------------
         Section 5.4      Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          --------
         Section 5.5      Conflicts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------
         Section 5.6      No Prohibitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------------

ARTICLE VI       COVENANTS
         Section 6.1      Non-Compete Covenant.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          --------------------
         Section 6.2      Non-Solicitation Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          -------------------------
         Section 6.3      Non-Disclosure Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          -----------------------
         Section 6.4      Indirect Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          --------------------
         Section 6.5      Reasonableness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          --------------
         Section 6.6      Judicial Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          --------------------
         Section 6.7      Galaxy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ------
         Section 6.8      Termination of Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ------------------------

ARTICLE VII      INDEMNIFICATION AND DAMAGES
         Section 7.1     Indemnification of Purchaser.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                         ----------------------------
         Section 7.2      Indemnification of Shareholders and the Company.  . . . . . . . . . . . . . . . . . . . . .  33
                          -----------------------------------------------
         Section 7.3      Indemnification Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------------------------
         Section 7.4      Assignment of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          --------------------
         Section 7.5      Other Indemnitees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------
         Section 7.6      Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          --------
         Section 7.7      Basket. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ------
         Section 7.8      Maximum Liability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -----------------
         Section 7.9      Survival of Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -----------------
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
ARTICLE VIII  ARBITRATION AND EQUITABLE REMEDIES
         Section 8.1      Settlement Meeting. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                          ------------------
         Section 8.2      Arbitration Proceedings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          -----------------------
         Section 8.3      Place of Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          --------------------
         Section 8.4      Discovery.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ---------
         Section 8.5      Equitable Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ------------------
         Section 8.6      Exclusive Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ----------------------
         Section 8.7      Judgments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ---------
         Section 8.8      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          --------
         Section 8.9      Cost of the Arbitration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -----------------------
         Section 8.10     Exclusivity of Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -----------------------

ARTICLE IX       GENERAL
         Section 9.1     Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                         ---------
         Section 9.2      Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ------------
         Section 9.3      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ----------------
         Section 9.4      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          --------
         Section 9.5      GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------
         Section 9.6      No Assignment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------
         Section 9.7      No Set-Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ----------
         Section 9.8      No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ----------------------------
         Section 9.9      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------
         Section 9.10     Representation by Legal Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -------------------------------
         Section 9.11     Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ---------
         Section 9.12     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ------------
         Section 9.13     Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ----------
         Section 9.14     Time of the Essence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          -------------------
         Section 9.15     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ------

                                   SCHEDULES


         Schedule I                        Shareholdings
         Schedule 1.2                      Funded Indebtedness
         Schedule 1.9                      Resignations
         Schedule 2.8                      Excluded Assets
         Schedule 4.5                      Consents
         Schedule 4.11                     Capitalization
         Schedule 4.15                     Subsidiaries / Joint Ventures
         Schedule 4.16                     Offices
         Schedule 4.17                     Audited Financial Statements
         Schedule 4.18                     Interim Financial Statements
         Schedule 4.19                     Accounting
         Schedule 4.20                     Absence of Certain Changes
         Schedule 4.21                     Management Letters
         Schedule 4.22                     Bank Accounts
         Schedule 4.23                     Accounts Receivable
         Schedule 4.26                     Real Property
         Schedule 4.28(c)                  Storage Tanks
         Schedule 4.29                     Equipment
         Schedule 4.30                     Vehicles
         Schedule 4.31                     Capital Expenditures Budget
         Schedule 4.32                     Material Contracts
         Schedule 4.35                     Intellectual Property
         Schedule 4.36(b)                  Registrations
         Schedule 4.37                     Computer Software Licenses
         Schedule 4.40                     Permitted Liens
         Schedule 4.42                     Litigation and Claims
         Schedule 4.43                     Litigation History
         Schedule 4.46                     Investigations
         Schedule 4.47                     Insurance Policies
         Schedule 4.49                     Product Warranties
         Schedule 4.50                     Taxes
         Schedule 4.51                     Tax Exceptions
         Schedule 4.52                     Directors and Officers
         Schedule 4.53                     Employees
         Schedule 4.56                     Employee Benefit Plans
         Schedule 4.58                     Distributors
         Schedule 4.59                     Suppliers
         Schedule 4.60                     Customers
         Schedule 4.67                     Related Party Transactions

                                    ANNEXES


Annex I          Definitions



                                    EXHIBITS


Exhibit A                 Form of Shareholder's Agreement
Exhibit B                 Form of Registration Rights Agreement
Exhibit C                 Form of Escrow Agreement
Exhibit D                 Form of Purchaser's Legal Opinion
Exhibit E                 Form of Shareholders Legal Opinion
Exhibit F                 Form of Company's Legal Opinion
Exhibit G                 Form of Tax Note
Exhibit H                 Form of Working Capital Notes

                    STOCK PURCHASE AND REDEMPTION AGREEMENT

         This Stock Purchase and Redemption Agreement (this "AGREEMENT"), dated as of November 12, 1997, is by and among FWT Acquisition, Inc., a Delaware corporation (the "PURCHASER"), FWT, Inc., a Texas corporation (the "COMPANY"),
T. W. Moore, Betty Moore, Carl Moore, Thomas F. "Fred" Moore, and Roy J. Moore (such individuals are sometimes collectively referred to as "SHAREHOLDERS," and individually referred to as a "SHAREHOLDER"). Unless otherwise provided herein, capitalized terms used in this Agreement shall have the meanings ascribed to them as Annex I hereto.


                             PRELIMINARY STATEMENTS

         A. Prior to giving effect to the Closing Transactions (as herein defined) the Shareholders owned an aggregate of three hundred seventy-two (372) shares of Company's common stock, par value $10.00 per share ("COMMON STOCK") as more fully described on Schedule I hereto, which constituted all of the issued and outstanding shares of the Company's capital stock.

         B. Upon the terms and conditions set forth in this Agreement, the parties have simultaneously executed this Agreement and effected the transactions described herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                                   ARTICLE I.
                        SIMULTANEOUS SIGNING AND CLOSING

         Section 1.1 Closing. On the date hereof (the "CLOSING DATE"), the parties hereto have caused each of the documents listed in this Article I (the "CLOSING DOCUMENTS") to be executed and delivered and have consummated each of the other transactions described in this Article I (the "CLOSING").

         Section 1.2 Loan Transactions. Simultaneously with the execution hereof and pursuant to the terms of a Senior Secured Credit Agreement with Bankers Trust Company, as Agent, the Company obtained a loan in the principal amount of $100,000,000 the proceeds of which were used in part to (a) repay in full all outstanding Funded Indebtedness of the Company immediately prior to giving effect to the Closing Transactions which Funded Indebtedness is described on Schedule 1.2 hereto (the Shareholders hereby severally represent and warrant that Schedule 1.2 accurately reflects the Funded Indebtedness of the Company prior to giving effect to the Closing

Transactions), and (b) redeem the Redeemed Shares (as herein defined). The aggregate amount of the Funded Indebtedness paid by the Company on the date hereof was $22,220,073.

         Section 1.3 Redemption Transactions. The Company has redeemed an aggregate of 235.78 shares of Common Stock (the "REDEEMED SHARES") from the Shareholders for an aggregate consideration of $82,374,900.13 (and subject to adjustment on a post closing basis as herein provided) (the "AGGREGATE CLOSING DATE REDEMPTION PRICE"), $75,375,422.68 of the Aggregate Closing Date Redemption Price was paid to the Shareholders at Closing (and, in the case of the consideration paid in the form of the Excluded Assets (as herein defined), paid prior to closing), and $6,998,477.45 of such amount was deposited into the Escrow Account (as herein defined) for payment to the Shareholders or the Purchaser upon termination of the Escrow Account as provided in the Escrow Agreement (as herein defined). The number of shares of Common Stock redeemed from each Shareholder and the portion of the Aggregate Closing Date Redemption Price paid to each Shareholder and deposited into the Escrow Account with respect to each Shareholder is as set forth in the following table:

                                                                    Portion of Aggregate
                                                                    Closing Date
                 Name                      Shares Redeemed          Redemption Price
                 ----                      ---------------          ----------------
                 T.W. Moore                    59.5542              $  20,645,081.03
                 Betty Moore                   59.5542              $  20,645,081.03
                 Roy Moore                     38.9166              $  13,694,912.69
                 Fred Moore                    38.9166              $  13,694,912.69
                 Carl Moore                    38.9166              $  13,694,912.69

Each Shareholder has delivered to the Company the certificates representing the Redeemed Shares held by it, duly endorsed to the Company.

         Section 1.4 Stock Purchase Transactions. Purchaser has purchased an aggregate of 108.98 shares of Common Stock (the "PURCHASED SHARES") from the Shareholders for an aggregate cash consideration paid at Closing of $36,000,000 (the "AGGREGATE STOCK PURCHASE PRICE"). The number of shares of Common Stock purchased from each Shareholder and the portion of the Aggregate Stock Purchase Price paid to each Shareholder is as set forth in the following table:

                                                                             Portion
                                                                             Aggregate Stock
                 Name                       Shares Purchased                 Purchase Price
                 ----                       ----------------                 --------------
                 T.W. Moore                     34.3758                      $11,362,493.74
                 Betty Moore                    34.3758                      $11,362,493.74
                 Roy Moore                      13.3873                      $ 4,425,004.17
                 Fred Moore                     13.3873                      $ 4,425,004.17
                 Carl Moore                     13.4538                      $ 4,425,004.17

Each Shareholder has delivered to Purchaser the certificates representing the Purchased Shares held by it duly endorsed to Purchaser. After giving effect to the redemption of the Redeemed Shares and the purchase of the Purchased Shares, Roy Moore, Fred Moore and Carl Moore each hold 9.0761 shares of Common Stock, representing, in the aggregate, 19.99995593% of the outstanding Common Stock of the Company, and Purchaser holds 108.9135 shares of Common Stock representing 80.00004407% of the outstanding Common Stock of the Company.

         Section 1.5 Related Transactions and Documents. Simultaneously with the execution hereof, the parties have executed and delivered each of the following documents to which they are a party and have delivered and/or received the other documents and instruments listed below:

                 (a) Shareholders' Agreement. Each of the Company, Purchaser, Roy Moore, Carl Moore, Fred Moore and for the limited purposes set forth therein Baker Communications Fund, L.P. have entered into, executed and delivered a Shareholders' Agreement in the form of Exhibit A hereto ( the "SHAREHOLDERS' AGREEMENT").

                 (b) Registration Rights Agreement. Each of the Company, Purchaser, Roy Moore, Fred Moore and Carl Moore have entered into, executed and delivered a Registration Rights Agreement in the form of Exhibit B hereto (the "REGISTRATION RIGHTS AGREEMENTS")

                 (c) Employment Agreements. The Company and each of Roy Moore, Carl Moore and Fred Moore have entered into, executed and delivered an Employment Agreement acceptable to each (collectively, the "EMPLOYMENT AGREEMENTS").

                 (d) Escrow Agreement. Each of the Company, the Shareholders, the Purchaser and U.S. Trust Company of Texas, N.A., as Escrow Agent, have entered into, executed and delivered an Escrow Agreement in the form of Exhibit C hereto (the "ESCROW AGREEMENT").

         Section 1.6      [Intentionally deleted]

         Section 1.7 Miscellaneous Purchaser Delivered Closing Documents. Purchaser has delivered to the Company and to each of the Shareholders the following:

                 (a) Legal Opinion. An opinion of the Purchaser's retained legal counsel (the "PURCHASER'S LEGAL OPINION"), dated as of the Closing Date in the form of Exhibit D hereto.

                 (b) Secretary's Certificate. A certificate executed by the Secretary or an Assistant Secretary of Purchaser (the "PURCHASER'S SECRETARY CERTIFICATE"), which certificate includes:

                                  (i) Charter.  A copy of Purchaser's
Certificate of Incorporation, certified by the Delaware Secretary of State.

                                  (ii) Bylaws.  A copy of Purchaser's Bylaws.

                                  (iii) Certificate of Existence and Good
Standing. A certificate from the Delaware Secretary of State, stating that Purchaser is in existence under the laws of the State of Delaware and stating that Purchaser has paid all Taxes owed the State of Delaware and is in good standing under such state's laws.

                                  (iv) Resolutions.  A copy of the resolutions
pursuant to which Purchaser's Board of Directors approved this Agreement.

                                  (v) Incumbency Certificate.  An incumbency
certificate setting forth the names, offices, and signatures of Purchaser's officers who execute any documents on behalf of Purchaser in connection with this Agreement or the Closing Documents.

         Section 1.8 Miscellaneous Shareholder and Company Delivered Documents. Company and the Shareholders have delivered to Purchaser the following:

                 (a) Legal Opinion. Opinions of each of Shareholders' and Company's retained legal counsel (the "SHAREHOLDERS' AND COMPANY'S LEGAL OPINIONS"), dated as of the Closing Date in the forms of Exhibits E and F hereto.

                 (b) Secretary's Certificate of Company. A certificate executed by the Secretary or an Assistant Secretary of Company (the "COMPANY'S SECRETARY CERTIFICATE") which certificate includes,:

                          (i) Charter.  A copy of Company's Articles of
Incorporation certified by the Texas Secretary of State.

                          (ii) Bylaws.  A copy of Company's Bylaws.

                          (iii) Certificate of Existence.  A long-form
certificate from the Texas Secretary of State, stating that Company is in existence under the laws of the State of Texas and describing each document comprising Company's Articles of Incorporation.

                          (iv) Good Standing Certificate.  A certificate from
the Comptroller of the State of Texas, stating that Company has paid all Taxes owed the State of Texas and is in good standing under such state's laws.

                          (v) Foreign Good Standing Certificates.  A
certificate from the appropriate official of each jurisdiction where Company conducts business or owns or leases property, stating Company has paid all Taxes owed such jurisdiction and is in good standing as a foreign corporation under the laws of such jurisdiction.

                          (vi) Resolutions.  A copy of the resolutions in which
Company's Board of Directors approved this Agreement and the Escrow Agreement.

                          (vii) Incumbency Certificate.  An incumbency
certificate setting forth the names, offices, and signatures of Company's officers who execute any documents on behalf of Company in connection with this Agreement.

         Section 1.9 Resignations. Each of the Company's employees, officers and directors listed on Schedule 1.9 hereto has resigned from his or her positions with the Company pursuant to a written resignation agreement delivered to the Company (a copy of which is included on Schedule 1.9), and Company has made all severance and other payments due to such Person in connection with such resignation all of which payments are described on
Schedule 1.9 hereto and are reflected in the Estimated Closing Balance Sheet.

         Section 1.10 Affiliate Contracts. Each Material Contract between the Company and its Affiliates has been terminated and all payments referenced in Section 4.67 have been made, which payments are reflected on Schedule 4.67 hereto and in the estimated Closing Balance Sheet.

                                  ARTICLE II.
                    AGGREGATE CONSIDERATION AND ADJUSTMENTS

         Section 2.1 Aggregate Purchase Price. While the redemption transactions and the stock purchase transactions referenced in Sections 1.3 and
1.4 hereof are separate and distinct transactions, it is the intent of the parties that the aggregate consideration paid and received in connection with such transactions equal the remainder of (a) $138,299,924.58, minus (b) the aggregate amount of the Funded Indebtedness of the Company on the Closing Date prior to giving effect to the Closing Transactions, subject to adjustment as provided herein. Such consideration has been and, to the extent of the Aggregate Escrow Amount (as herein defined) and any Final Upward Adjustment (as herein defined), will be paid, in the form of (a) cash, (b) transfer to T.W. Moore and Betty Moore of the Excluded Assets, (c) the execution and delivery by the Company to the Shareholders of promissory notes in the form of Exhibit G hereto and in an aggregate principal amount of $1,582,500 (the "TAX NOTES"),
(d) the execution and delivery by the Company to the Shareholders of promissory notes in the form of Exhibit H hereto (the "WORKING CAPITAL ADJUSTMENT NOTES" and together with the Tax Notes, the "PROMISSORY NOTES"), and
(e) funding of the Escrow Account. Because it is impossible for the Company's auditors to prepare and deliver on the Closing Date an audited balance sheet dated as of the Closing Date, the Aggregate Stock Purchase Price and Aggregate Closing Date Redemption Price have been determined using the Estimated Closing Balance Sheet and the adjustment protocols described below and has been paid in the forms provided below (the "ESTIMATED AGGREGATE PURCHASE PRICE"). As soon as practicable after the Closing, but in all events within forty-five (45) days after Closing, the Company's auditors shall deliver to the parties the Audited Closing Balance Sheet described below and the Estimated Aggregate Purchase Price shall be adjusted, if required hereunder, using the Audited Closing Balance Sheet and the adjustment protocols described below. Such adjusted aggregate purchase and redemption price shall then become the final aggregate purchase price and shall be paid in the forms provided below (the "FINAL AGGREGATE PURCHASE PRICE").

         Section 2.2 Consolidated Escrow Amount and Procedures. In order to fund the payment obligations of the Company to the Shareholders, and secure each and all of the various obligations of the Shareholders (or of any of them) and the Company to the Purchaser, in each case hereunder and under the Closing Documents (collectively, the "ESCROW OBLIGATIONS"), the Company has, simultaneously with the execution hereof, deposited into a special third party escrow account (the "ESCROW ACCOUNT") an aggregate cash amount equal to $6,998,477.45 which is five percent (5%) of the excess of the sum of the Estimated Aggregate Purchase Price and the aggregate amount of the Funded Indebtedness of the Company on the Closing Date over the value of the Excluded Assets (the "AGGREGATE ESCROW AMOUNT") into the Escrow Account which amount has been withheld from the Aggregate Closing Date Redemption Price for payment to the Shareholders or the Purchaser upon termination of the Escrow Account as provided in the Escrow Agreement.

         Section 2.3 Estimated Closing Balance Sheet. Prior to the date hereof the Company delivered to Purchaser and the Shareholders a balance sheet prepared to reflect accurately an estimate of the financial position of Company as of November 10, 1997 (but prior to giving effect to any of the Closing Transactions) (the "ESTIMATED CLOSING BALANCE SHEET"). The Company represents and warrants that the Estimated Closing Balance Sheet has been prepared in accordance with GAAP (other than with respect to such matters necessitated by Company's estimating its financial position) applied on a basis consistent with immediate past practice, (ii) reflects accurately Company's good faith estimate of the financial position of Company as of November 10, 1997 and prior to giving effect to any of the Closing Transactions, and (iii) is certified by the Company's chief financial officer (or functional equivalent).

         Section 2.4 Audited Closing Balance Sheet. As promptly as practicable after the Closing, but in all events within forty-five (45) days after Closing, Arthur Andersen LLP shall audit the Estimated Closing Balance Sheet (as so audited and adjusted to reflect the results of such audit, the "AUDITED CLOSING BALANCE SHEET"). The Audited Closing Balance Sheet shall reflect all adjustments necessary for a fair presentation of Company's financial position as of November 10, 1997, including the prorated effect of any contemplated year-end adjustments, but without giving effect to the Closing Transactions. Arthur Anderson LLP shall not make any adjustments to any of the accrued items reflected on the Estimated Closing Balance Sheet.

         Section 2.5 Increases to Purchase Price. In calculating the Estimated Aggregate Purchase Price, the parties have applied, and in calculating the final Aggregate Purchase Price the parties shall apply, the following criteria:

                 (a) Estimated Aggregate Purchase Price. If the (i) sum of (A) the value of the Company's Current Assets, plus (B) $300,000, over (ii) Current Liabilities ("WORKING CAPITAL") calculated using the Estimated Closing Balance Sheet (the "ESTIMATED WORKING CAPITAL AMOUNT") exceeded $21,300,000, then the Estimated Aggregate Purchase Price has been increased by the excess of the Estimated Working Capital Amount over $21,300,000; up to an absolute maximum increase of $10,000,000 (such excess, the "CLOSING DATE UPWARD ADJUSTMENT"). All of such amount was allocated to the Aggregate Closing Date Redemption Price and has been paid by the Company to the Shareholders as part of the redemption transactions.

                 (b) Final Aggregate Purchase Price. In connection with the determination of the Final Aggregate Purchase Price, the value of the Working Capital shall be recalculated using the Audited Closing Balance Sheet as provided herein and any further upward adjustments (subject to the same limitations) made (the "FINAL UPWARD ADJUSTMENT").

         Section 2.6 Decreases to Purchase Price. In calculating the Estimated Aggregate Purchase Price, the parties have applied, and in calculating the Final Aggregate Purchase Price the parties shall apply, the following criteria:

                 (a)      Estimated Aggregate Purchase Price.   If the
Estimated Working Capital Amount was less than $21,300,000, then the Estimated Aggregate Purchase Price has been decreased by the amount of such shortfall (the "CLOSING DATE DOWNWARD ADJUSTMENT").

                 (b) Final Aggregate Purchase Price. In connection with the determination of the Final Aggregate Purchase Price, the value of the Working Capital shall be recalculated using the Audited Closing Balance Sheet as provided herein and any further downward adjustments made (the "FINAL DOWNWARD ADJUSTMENT").

         Section 2.7 Payment and Allocation of Upward or Downward Adjustments. To the extent that the calculation of the Estimated Aggregate Purchase Price has, or in the case of the Final Aggregate Purchase Price shall, result in a Closing Date Upward Adjustment and/or a Final Upward Adjustment, as the case may be or a Closing Date Downward Adjustment and/or a Final Downward Adjustment, as the case may be, such amount shall be paid and allocated as follows:

                 (a) Upward Adjustments. Any such upward adjustment to the Estimated Aggregate Purchase Price has been, or to the Final Aggregate Purchase Price shall be, paid by the Company to each Shareholder in immediately available funds to the extent of an amount equal to such Shareholder's Proportionate Amount of (x) the lesser of: (A) the amount of the required upward adjustment and (B) the excess of the amount of cash and cash equivalents shown on the Estimated Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be, over $10.0 million. The balance of any such upward adjustment to the Estimated Aggregate Purchase Price has been, or to the Final Aggregate Purchase Price shall be, paid by delivery of a Working Capital Note in an amount equal to its Proportionate Share of such balance. Any Closing Date Upward Adjustment has been allocated solely to the redemption price for the Redeemed Shares and has been taken into account in the calculation of the Aggregate Closing Date Redemption Price. Any Final Upward Adjustment shall also be allocated to the redemption price for the Redeemed Shares. The amount of any Final Upward Adjustment shall be paid promptly (and in all events within 5 days) following the calculation thereof.

                 (b) Downward Adjustments. Any such downward adjustment to the Estimated Aggregate Purchase Price has been, and to the Final Aggregate Purchase Price shall be, paid to the Company by reduction of the Estimated Aggregate Purchase Price or Final Aggregate Purchase Price as so calculated, such reduction in the Final Aggregate Purchase Price to be applied first to reduce Promissory Notes, then in immediately available funds. Any Final Downward Adjustment shall be payable by each Shareholder in accordance with their Proportionate Amount. Any Closing Date Downward Adjustment has been allocated solely to the redemption price for the Redeemed Shares and has been taken into account in the calculation of the Aggregate Closing Date

Redemption Price. Any Final Downward Adjustment shall also be allocated solely to the redemption price for the Redeemed Shares. The amount of any Final Downward Adjustment shall be paid promptly (and in all events within 5 days) following the calculation thereof.

                 (c) Time Value Factor. Any Final Upward Adjustment or Final Downward Adjustment shall bear interest at the Prime Rate from the Closing Date through the date of payment, whether such payment is in cash or through an adjustment to the principal amount of a Promissory Note.

         Section 2.8 Excluded Assets. The Estimated Aggregate Purchase Price has been determined, and the Final Aggregate Purchase Price shall be determined, taking into account the value of the assets described on Schedule
2.8 (the "Excluded Assets") which were transferred by the Company to certain of the Shareholders prior to the Closing Date.

         Section 2.9      Allocation of the Final Aggregate Purchase Price.

         A. As soon as practicable, and in no event later than sixty days after the Closing Date, the Company, at its own expense, shall cause Arthur Andersen LLP to prepare and deliver to the Purchaser and Shareholders an allocation schedule ("Allocation Schedule") setting forth the allocation of the "aggregate deemed sales price" (as defined in the applicable United States Department of Treasury Regulations under the Internal Revenue Code of 1986, as amended (the "CODE")), to the assets of the Company. The Allocation Schedule shall be prepared in accordance with the Treasury Regulations under Section 338 of the Code.

         B. If the Purchaser or the Shareholders disagree with the allocations set forth in the Allocation Schedule, they may within ten days after the delivery of the Allocation Schedule deliver a notice to the Company and the other party (the "Disagreement Notice"), setting forth the proposed allocations as to which they disagree and the reasons for such disagreement.
If no Disagreement Notice is delivered within such ten-day period, the allocations set forth in the Allocation Schedule shall become final, conclusive and binding on the parties hereto for all purposes. If either party delivers a Disagreement Notice to the other party, the Purchaser and the Shareholders shall use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine the Allocation Schedule. If the Purchaser and the Shareholders do not resolve all disputed items or amounts within fifteen days after delivery of a Disagreement Notice, the disputed allocations will be submitted to a nationally recognized independent accounting firm other than Arthur Andersen LLP ("Independent Accountants") selected by the Purchaser and the Shareholders for resolution of such disputed items and amounts. If the Purchaser and the Shareholders cannot agree on an Independent Accountant, an Independent Accountant shall be selected by Arthur Anderson LLP. The written report of the Independent Accountant (the "Report") shall be delivered to each of the Purchaser and the Shareholders promptly, but no event later than thirty days after such disputed items are submitted to the Independent Accountant, and shall be final, conclusive, and binding upon each of the Purchaser and the Shareholders. These procedures for resolution of disputes concerning the allocation of the aggregate deemed sales price shall be final and binding on all of the parties hereto, and shall not be subject to appeal of any kind. The fees and expenses of the Independent Accountant shall be borne by the Company.

         C. Each of the Company, the Shareholders, and the Purchaser agree to execute a reasonably acceptable engagement letter, if requested to do so by the Independent Accountant, and shall provide reasonable access to the books and records of the Company and its employees who are responsible for financial matters. The Company, Purchaser, and the Shareholders shall file all Tax returns and information reports, and otherwise act in accordance with, the allocations contained in the Allocation Schedule.

         Section 2.10     [Intentionally deleted].

         Section 2.11 Special Allocation of Certain Expenses. The Parties acknowledge that (a) the Company shall be solely responsible for and shall pay
(i) the fees and expenses of Arthur Anderson LLP in connection with Arthur Anderson LLP's audit of the Audited Financial Statements and review of the Interim Financial Statements and other services rendered by Arthur Anderson in connection with the Closing Transactions (the Company acknowledges receipt of the capital contribution from Purchaser (for a portion of such fees referenced in Section 2.10)), and (ii) the fees and expenses of Haynes & Boone, L.L.P. and Gardere & Wynne, L.L.P. to the extent they were incurred in connection with the debt financing obtained by the Company with respect to the Closing Transactions, including the anticipated issuance in the future of certain debt securities by the Company, (b) the Shareholders shall be solely responsible for and shall pay the fees of Banc One Capital Corporation and the balance of the fees and expenses of Gardere & Wynne, L.L.P. and Haynes & Boone, L.L.P., and
(c) all out of pocket fees and expenses of Purchaser shall be paid by the Company as contemplated by Section 9.4.

                                  ARTICLE III.
                              CERTAIN TAX MATTERS

         Section 3.1 Section 338 Election. The Parties shall elect to treat the purchase of the Shares as a purchase of assets for federal Income Tax purposes pursuant to Section 338(h)(10) of the Code and any similar provisions under state and other Income Tax laws (collectively, the "SECTION 338 ELECTION"). For purposes of the Section 338 Election, the Parties shall allocate the aggregate of the Purchase Price, and Company's liabilities to Company's assets and the Non-Compete Covenant as listed in the Purchase Price Allocation Schedule.

         Section 3.2 Apportionment of Taxable Income. The Parties shall elect to treat the Closing Date as the last day of a taxable period of Company (a "PRE-CLOSING TAX PERIOD"). For taxable periods that end on the Closing Date, all items of income, gain, loss, deduction, and credits other than any such items resulting from the Section 338(h)(10) election or other Closing Transactions shall be allocated to the periods before and after the Closing Date by closing the books of the Company as of the Closing Date. In the case of taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such tax that is allocable to the portion of the period ending on the Closing Date shall be:

                          (i) in the case of taxes that are either (x) based
upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                          (ii) in the case of taxes imposed on a periodic basis
with respect to the assets of the Companies, or otherwise measured by the level of any item, deemed to be the amount of such taxes for the entire period (or, in the case of such taxes determined on an arrears basis, the amount of such taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

         Shareholders shall be responsible for preparing and filing all Income Tax reports and returns covering Company for Tax periods beginning before the Closing Date, even if such reports and returns are not required to be filed until after the Closing Date.

         Section 3.3 Preparation and Filing of Income Tax Returns. Shareholders shall prepare, or cause to be prepared, and file or cause to be filed, all Income Tax reports and returns for any Pre-Closing Tax Period. When preparing the Income Tax reports and returns of the Company for any Pre-Closing Tax Period, Shareholders shall prepare such reports and returns in a manner consistent with prior years and determine the income, gain, expenses, losses, deductions, and credits of Company consistently with prior practices. With respect to any such Income Tax report or return, Company shall provide to Shareholders the information necessary to prepare such reports and returns no later than 60 days after the Closing Date. Shareholders shall submit such reports and returns to Purchaser a reasonable period before filing them with the respective Taxing Authorities and Shareholders shall permit Purchaser to review and comment upon such reports and returns and shall make such revisions to such returns as are reasonably requested by Purchaser.

         Section 3.4 Payment of Income and Franchise Taxes. Any taxable income or loss of Company for Federal income tax purposes for any Pre-Closing Tax Period (including income recognized as a result of the Section 338(h)(10) election) shall be included in all Federal Income Tax reports and returns that Shareholders file after the Closing Date. Shareholders shall pay the Taxes owed with respect to such reports and returns when due. Notwithstanding any provision of this Agreement to the contrary, Shareholders shall indemnify and hold the Company and the Purchasers harmless for any increase in the Texas franchise taxes payable by the Company on or before May 15, 1997 for all privilege periods beginning on or before January 1, 1997; Company shall pay any Texas franchise taxes payable by the Company on or after May 15, 1998 for all periods beginning after January 1, 1997.

         Section 3.5 Audit. If after the Closing any Party receives a notice of deficiency or a proposed adjustment in connection with any audit or other proceeding concerning any Income Tax report or return covering the operations of company for a Pre-Closing Tax Period, such Party receiving such item shall notify the other Parties of its receipt. So long as all liability therefore is born by the Shareholders, the Shareholders shall have the sole and exclusive right to settle or contest any such notice of deficiency or proposed adjustment and to represent Company in connection with any audit or other proceeding relating to any Income Tax reports or returns including the operations of Company for any Pre- Closing Tax Periods. Shareholders however, shall not settle any issue without the prior consent of Purchaser if such settlement would materially adversely affect any future Income Taxes of Purchaser or Company. Purchaser shall have the sole and exclusive right to settle or contest any notice of deficiency or proposed adjustment, and to represent Company in connection with any audit or other proceeding relating to any Income Tax report or return including the operations of Company, for any Tax period ending after the Closing Date, provided that if such report or return includes the operations of company for a period before the Closing Date. Shareholders shall have the right at its expense to participate in and control the conduct of such audit or proceeding to the extent that such audit or proceeding relates to a potential adjustment for which Shareholders would have liability; Purchaser also may participate (but not control), at Purchaser's expense, in any such audit or proceeding and, if Shareholders do not assume the defense of any such audit or proceeding, Purchaser may defend the same in such manner as it may deem appropriate, including, without limitation, settling such audit or proceeding after giving five day's prior written notice to Shareholders setting forth the terms and conditions of the settlement.

         Section 3.6 Cooperation on Tax Matters. Purchaser, Company and Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns and reports relating to a Pre-Closing Tax Period and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include (x) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and (y) providing such powers of attorney as are reasonably requested by the other party. During the period beginning on the Closing Date and ending on the day immediately preceding the seventh anniversary of the Closing Date, Shareholders and Purchaser shall provide each other with reasonable access during normal business hours to the books and records of Shareholders and Company, respectively, to the extent that such books and records relate to the condition or operation of Company prior to the closing and Shareholders or Purchaser requires such books and records to prepare Income Tax reports or returns or respond to third party Claims, including any audits or proceedings with respect to such reports or returns. Shareholders and Purchaser shall have the right to make copies of such books and records at its own expense. Prior to providing access to such books and records, Shareholders or Purchaser may redact such information that it considers appropriate. Company agrees to give Shareholders reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Shareholders so request, Company shall allow Shareholders to take possession of such books and records. Any information provided to Shareholders shall be subject to Shareholders Non-disclosure Covenant. Shareholder shall indemnify Purchaser and Company for any Claims arising in connection with any such access provided to Shareholders and Purchaser shall indemnify Shareholders for any claims arising in connection with any such access provided to Purchaser.

         Section 3.7 Refunds. After the Closing, Shareholders may require Company to apply for any Tax refunds applicable to Company for any Pre-Closing Tax Period, provided that Shareholders reimburse Company for the cost of applying for any such refund. Company shall immediately forward to Shareholder any Tax refund received allocable or applicable to Company attributable to any Pre-Closing Tax Period.

         Section 3.8 Elections. From and after the date of this Agreement, neither Purchaser nor Company shall, without the prior written consent of Shareholders (which may, in their sole and absolute discretion, withhold such consent), make, or cause or permit to be made, any tax election that would affect the Company for any Pre-Closing Tax Period.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder, severally but not jointly both as to the individual shareholder in question and the Company hereby represents and warrants to Purchaser that the statements made in this Article IV were true, correct, and complete, immediately prior to the consummation of the Closing Transactions:

         Section 4.1 Capacity of Shareholder. Each Shareholder is an individual which possesses the requisite legal capacity and the right to execute, deliver, and perform this Agreement and the Closing Documents to which such Shareholder is a party, without obtaining any approval or giving any notice.

         Section 4.2 Organization of Company. Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas, and is qualified to transact business as a foreign corporation in each jurisdiction where such qualification is required. Company has previously delivered to Purchaser correct and complete copies of Company's Articles of Incorporation and Bylaws.

         Section 4.3 Power and Authority of Company. Company possesses the corporate power and authority to execute, deliver, and perform this Agreement and the Closing Documents to which Company is a party, without obtaining any approval or giving any notice, other than the approval of its Board of Directors, shareholder consents and the Consents, which it has properly obtained. Company possesses the corporate power and authority to own or lease its assets, carry on its business as presently conducted, and perform its obligations under the Material Contracts.

         Section 4.4 Execution, Delivery, and Enforceability. Each of the Shareholders and the Company has duly executed and delivered this Agreement and each of the Closing Documents to which it is a party, and each such agreement constitutes a valid, legal, and binding obligation of each, enforceable against it in accordance with its terms, subject to any Law Affecting Creditors' Rights.

         Section 4.5 Consents. Except for the approvals, consents, filings, and notices listed in Schedule 4.5 (the "CONSENTS"), each Shareholder's and the Company's execution, delivery, and performance of this Agreement and the Closing Documents to which it is a party does not require such Shareholder or Company to obtain any approval or consent from, make any filing with, or give any notice to any Person.

         Section 4.6 Conflicts. Subject to obtaining the Consents, each Shareholder's and the Company's execution, delivery, and performance of this Agreement and the Closing Documents to which it is a party does not directly or indirectly (as applicable):

                 (a) Documents. Breach or violate: (i) any provision of the Articles of Incorporation or the Bylaws of Company, (ii) any resolution of the Board of Directors, any committee of the Board of Directors, or the shareholders of Company, (iii) any material contract to which any Shareholder is a party or any Material Contract of the Company, or (iv) any applicable Order; or

                 (b) Lien. Result in a Lien against any of the assets of Company (or give rise to an event that with notice or lapse of time would result in such a Lien).

         Section 4.7 No Prohibitions. Each Shareholder's and the Company's execution, delivery, and performance of this Agreement and of each of the Closing Documents to which it is a party does not violate any material Applicable Law, and no Lawsuit before any court or other Governmental Authority is pending or to its knowledge threatened that could prohibit any Shareholder or Company from consummating any of the transactions contemplated by this Agreement or the Closing Documents to which it is a party.

         Section 4.8 Compliance with Applicable Laws. Company is in compliance with all Applicable Laws except to the extent a failure to be in compliance could not reasonably be expected to result in a Material Adverse Change. Within the last three years no Shareholder nor Company has received any notice from any Governmental Authority asserting that any Shareholder or Company has violated any material Applicable Law.

         Section 4.9 Compliance with Organizational Documents. Company is in compliance with all provisions of its Articles of Incorporation and Bylaws.

         Section 4.10 Corporate Records. The minute books of Company accurately reflect all material actions taken by Company's Board of Directors, committees of its Board of Directors, and shareholders in their capacity as shareholders of the Company. With respect to all transfers of Company's capital stock prior to the date hereof, all applicable stock transfer Taxes payable have been paid and all required stock transfer stamps have been affixed to the transferred certificates. Company possesses its minute books and stock transfer books, and has previously delivered to Company correct and complete copies of them.

         Section 4.11 Capitalization. Company is authorized to issue 1,000 shares of Common Stock, of which 372 shares are issued and outstanding.
Schedule 4.11 lists each Person owning (of record and to the Company's and each Shareholder's knowledge, beneficially) any shares of Common Stock and the number of shares of Common Stock owned by such Person. Company does not hold any shares of its capital stock as treasury shares. There are no contractual redemption rights with respect to any shares of capital stock of Company.

         Section 4.12 Shares. All issued and outstanding shares of Common Stock have been validly authorized and issued, are fully paid and nonassessable, and were not issued in breach or violation of any Applicable Law, Contract, or contractual or statutory preemptive rights. No restrictions exist upon the transfer of the Redeemed Shares and the certificates representing the

Redeemed Shares do not contain any legends indicating the existence of any such restrictions, other than restrictions under applicable securities laws.

         Section 4.13 Ownership of the Shares. Company does not have any outstanding securities (including any options, subscriptions, warrants, calls, rights, commitments, or other agreements obligating Company to issue or sell any shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock), other than as listed on Schedule 4.11. All shares of Common Stock transferred to the Company or Purchaser pursuant hereto have been transferred free and clear of any Lien arising by, through or under the Shareholders other than restrictions on transfer arising under the Shareholders' Agreement and applicable securities laws.

         Section 4.14     No Derivative Securities.  Company does not have:
(a) any outstanding Derivative Securities, or (b) any voting trust, arrangement, or Contract concerning Company's securities to which any Shareholder or Company is a party or bound. Neither Company nor any Shareholder is aware of any voting trust, or other Contract concerning Company's securities to which any other Person is a party or bound.

         Section 4.15 No Subsidiaries or Joint Ventures. Other than as set forth on Schedule 4.15, Company does not own or hold, directly or indirectly, any interest in any Person, including any equity securities or partnership interests. Other than as set forth on Schedule 4.15, Company is not under any obligation to make any advance, contribution, investment, or loan to any Person.

         Section 4.16 Offices of Company. Schedule 4.16 lists the location of the chief executive office and each other office, place of business, or facility of Company.

         Section 4.17     Audited Financial Statements.  Attached as Schedule
4.17 is the balance sheet of Company as of April 30, 1997 (the "MOST RECENT AUDITED BALANCE SHEET"), the balance sheets of Company as of April 30, 1996, and April 30, 1995, the related statements of operations, cash flows, and shareholder's equity for each of the fiscal years ended on such dates and the notes to such financial statements (collectively with the Most Recent Audited Balance Sheet, the "AUDITED FINANCIAL STATEMENTS") The Audited Financial Statements have been audited by Arthur Andersen LLP, whose report is attached to such financial statements. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except for any changes disclosed in such financial statements. The balance sheets contained in the Audited Financial Statements present fairly, in all material respects, the financial condition of Company as of their dates. The statements of operations and cash flows contained in the Audited Financial Statements present fairly, in all material respects, the results of operations and cash flows of Company for the periods presented.

         Section 4.18     Interim Financial Statements.  Attached as Schedule
4.18 is the balance sheet of Company as of August 31, 1997 (the "INTERIM BALANCE SHEET"), the related statements of operations, cash flows, and shareholder's equity for the 4 month period ended August 31, 1997 (collectively, the "INTERIM FINANCIAL STATEMENTS"). The Interim Financial Statements have been reviewed by Arthur Andersen LLP. The Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis, except for any changes disclosed in such financial statements and the absence of notes to such statements. The Interim Balance Sheet presents fairly, in all materials respects, the financial condition of Company as of its date. The statements of operations and cash flows contained in the Interim Financial Statements present fairly, in all material respects, the results of operations and cash flows of Company for the period presented. The Interim Financial Statements reflect all adjustments necessary for a fair presentation, which adjustments consist only of normal recurring adjustments and include estimated provisions for year-end adjustments, other than the failure to reflect a pension termination liability of approximately $140,000 which under FASB #87 and FASB #88 is not required to be recorded at present (the "UNREFLECTED PENSION TERMINATION LIABILITY").

         Section 4.19 Accounting. Other than as set forth on Schedule 4.19, Company has not changed any of its accounting or Tax reporting principles, policies, or procedures during the five fiscal years immediately preceding the Closing Date. Company has prepared the Audited Financial Statements and the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") from its books and records.

         Section 4.20 Absence of Certain Changes. Other than as set forth on Schedule 4.20, since the date of the Interim Balance Sheet, Company has not:
(a) engaged in any transaction outside Company's ordinary course of business consistent with past practices except for the transfer of Excluded Assets, (b) suffered any Material Adverse Change, or (c) suffered any material damage to any of its significant assets which will not be covered by insurance.

         Section 4.21 Management Letters. Schedule 4.21 lists each management letter or other report concerning Company that its accountants have issued during the three fiscal years immediately preceding the date hereof and any response to any such letter or report from Company or its Representatives.

         Section 4.22 Bank Accounts. Schedule 4.22 lists each bank, money market, mutual fund, or similar account that Company maintains at any financial institution or otherwise, including any lock box arrangements or safe deposit boxes. Such schedule also lists all individuals authorized to draw upon such accounts or have access to such safe deposit boxes.

         Section 4.23 Accounts Receivable. With the exception of the receivables attributable to the AA Fees, the accounts and notes receivable reflected on Interim Balance Sheet and all accounts and notes receivable of Company arising after the date of such balance sheet, other than accounts and notes receivable collected since then in the ordinary course of Company's business consistent with its past practices, arose from bona fide transactions in the ordinary course of Company's business consistent with past practices. Except as disclosed on Schedule 4.23, no debtor with respect to the Company's accounts or notes receivable has asserted any defense, counter claim or right of setoff that has not been reflected on the Estimated Closing Balance Sheet.

         Section 4.24 Inventory. Company owns all of the inventory reflected on the Interim Balance Sheet and all inventory that it has acquired or created after the date of such balance sheet, other than inventory disposed of since the date of the Interim Balance Sheet in the ordinary course of Company's business consistent with past practices. Company's inventory reflected on the Estimated

Closing Balance Sheet is adequate for the conduct of Company's business and contains no obsolete, sub-standard, or unsalable items. The inventory level of Company is not in excess of the normal operating requirements of Company's business. Company does not hold any other Person's inventory on consignment or permit any other Person to hold any of Company's inventory on consignment.

         Section 4.25 Condition of Assets. All equipment which is reasonably necessary for the conduct of the Company's business is in good operating condition subject to personal wear and tear. Company's assets and facilities are sufficient to operate Company at its historic capacity.

         Section 4.26 Real Property. Schedule 4.26 lists each parcel of real property that Company owns or leases (the "REAL PROPERTY"). Such schedule also sets forth the legal description of each parcel of Real Property owned by the Company.

         Section 4.27     Real Property Exceptions.

                 (a) Good and Indefeasible Title. Company has good and indefeasible title in fee simple to the Real Property reflected as being owned by it on Schedule 4.26 subject to the covenants, easements, encroachments, restrictive covenants, rights-of-way, servitudes, or other interests or rights which burden such Real Property which do not materially effect the current use of such Real Property.

                 (b) No Condemnation. No condemnation, eminent domain, or similar proceeding is pending or to the knowledge of any Shareholder threatened with respect to any Real Property.

                 (c) Public Improvements. To each Shareholder's knowledge, no public improvements are proposed, in progress, or completed for which Company could be assessed after the date hereof.

                 (d) Utilities. Each parcel of Real Property other than the Real Property in Kennedale is connected to electric, gas, sewage, storm drain, telephone, and water facilities. Such connections are adequate for the current use of such parcel.

                 (e) Roads. Each parcel of Real Property has adequate access to and from public highways, streets, and roads. To each Shareholder's knowledge, no proceeding is pending or threatened that could limit or terminate such access.

                 (f) Parties in Possession. To each Shareholder's knowledge, there are no Persons in possession of any portion of any Real Property as lessees, tenants at sufferance, or trespassers. To each Shareholder's knowledge, no Person claims any right in any portion of any Real Property by adverse possession.

                 (g) Surveys. Company has previously delivered to Company copies of each survey or plat in its possession relating to any of the Real Property.

                 (h) Environmentally Sensitive Areas. To each Shareholder's knowledge, no Real Property is located within any conservation, preservation, or similar type area.

                 (i) No Encroachments. To each Shareholder's knowledge, no building, fixture, or other improvement on any parcel of Real Property encroaches on any adjacent property. To each Shareholder's knowledge, no building, fixture, or other improvement on any adjacent property encroaches on any parcel of Real Property.

         Section 4.28     Environmental Matters.

                 (a) Compliance with Environmental Laws. Except as reflected in the Environmental Report, the Company is in compliance in all material respects with all applicable Environmental Laws. No litigation, arbitration or other proceeding by or before any Governmental Authority is pending, or to any Shareholder's knowledge, threatened against the Company, alleging that the Company is in violation in any material respect of any applicable Environmental Law, or which seeks to impose any liability or obligation on the Company for any release or discharge of Hazardous Materials into the environment including any remediation or redemption obligation.

                 (b) No Hazardous Materials on the Real Property. Except as reflected in the Environmental Report, Company has not engaged in or permitted any activity upon the Real Property involving the discharge, disposal, dumping, emission, escape, generation, handling, leaching, leaking, manufacture, refining, release, spilling, treatment of any material quantities of any Hazardous Materials on, under, in, or about the Real Property or transported any Hazardous Materials to, from, or across the Real Property except in material compliance with all applicable environmental laws. No Hazardous Materials currently are constructed, deposited, produced, stored, or otherwise located on, under, in, or about the Real Property except in material compliance with all applicable Environmental Laws.

                 (c) No Storage Tanks. Except as reflected in the Environmental Report, and except as disclosed on Schedule 4.28(c) to the knowledge of each Shareholder, no underground improvement, including any storage, sump, or treatment tank or any gas, oil, or water well is or ever has been located on the Real Property.

                 (d) Previously Owned Real Property. To the knowledge of Shareholders and the Company, representations and warranties concerning the Real Property set forth in this section are also correct and complete with respect to all real property that Company previously owned or leased, through the time of the Company's ownership or lease.

         Section 4.29 Equipment. Schedule 4.29 lists each significant piece of equipment and machinery that Company owns, leases, or otherwise uses in its business, other than the Vehicles.

         Section 4.30 Vehicles. Schedule 4.30 lists each automobile, trailer, truck, and other vehicle that Company owns or leases (the "VEHICLES"). Such listing include any applicable vehicle identification numbers. Except as reflected on Schedule 4.30, Company owns each Vehicle and holds the certificate of title to it (with the exception of certain vehicles that are not subject to the Certificate of Title Act).

         Section 4.31     Capital Expenditure Budget.  Attached as Schedule
4.31 is Company's proposed capital expenditure budget for the year ending April 30, 1998. Such budget reflects all capital expenditures proposed by the Shareholders for Company during such year.

         Section 4.32     Material Contracts.

                 (a)      Each Material Contract is described on Schedule 4.32.

                 (b) Descriptions. No Material Contract has been amended or supplemented in any way except as described on Schedule 4.32.

                 (c) Valid and Binding. Each Material Contract is valid, binding obligation of Company, and in full force and effect.

                 (d) No Assignment. The Company has not assigned its rights under any Material Contract, and to each Shareholder's knowledge, no other party to any Material Contract has assigned any of its rights or delegated any of its duties under such Material Contract.

                 (e) No Breach. No material breach by Company or to any Shareholder's knowledge, by any other party exists under any Material Contract with the exception of breaches giving rise to the Pending Contract Disputes. As used herein, the Pending Contract Disputes mean the following matters which have been disclosed to Purchaser:

                          (i)     [Intentionally deleted].




                          (ii)    As more fully discussed in a letter from Fred
Moore to Haynes & Boone, L.L.P., dated October 29, 1997, Ronsome Company has failed to timely fulfill a purchase order for certain equipment to be provided to the Company, and the Company is withholding certain payments to Ronsome Company pending resolution of these issues; and

                          (iii)   pursuant to a letter dated October 28, 1997
from Bill D'Agostino, Jr. of PrimeCo Personal Communications to Roy Moore, a copy of which has been provided to Purchaser, PrimeCo has asserted certain actual or potential deficiencies related to the Company's products and services.

No party to any Material Contract has notified any Shareholder that such party intends to breach or terminate such Contract or believes that Company has breached such Contract.

                 (f) No Renegotiations. Except for (i) the General Supply Contract dated November 1, 1996 by and between AT&T Wireless Services, Inc. and the Company (the "AT&T CONTRACT"), and (ii) an Agreement between the Company and Cox Communications PCS, L.P. (the "Cox Contract"), each of which are currently being renegotiated, no renegotiation of any Material Contract is pending.

         Section 4.33 Outstanding Offers. Except with respect to offers made in connection with the renegotiation of the AT&T Contract and the Cox Contract, no outstanding contractual offer by or to Company exists that would result in a Material Contract that Company or any Shareholder would be required to disclose in the schedules to this Agreement if accepted on the date hereof.

         Section 4.34 Permits. The Company holds all Permits required for the operation of its business as currently conducted to the extent a failure to hold such Permits could reasonably be expected to cause a Material Adverse Change. The Company is in compliance with all material terms of such Permits.

         Section 4.35 Intellectual Property. Schedule 4.35 lists each registered Copyright, Patent, registered Trademark, and any application for registration with respect to any such item owned or used by Company other than the Computer Software Licenses (collectively, the "INTELLECTUAL PROPERTY"). With respect to each item of Intellectual Property, such schedule specifies any Material Contract concerning such item, including any Material Contract which is a license agreement under which Company is a licensor or licensee.

         Section 4.36     Intellectual Property Exceptions.

                 (a) Intellectual Property Owned. Company owns all right, title, and interest in and to the Intellectual Property or a valid license to use such Intellectual Property, free and clear of any Lien. With the exception of payments owed to PAL Cellular Group, Inc. under that certain Palm Tree Monopole Antenna Structure Project Letter of Understanding and Agreement for a Joint Development Marketing Arrangement dated as of February 23/24, 1994, by and between the Company and PAL Cellular Group, Inc. the Company has no obligation to make any license, royalty, or other payment with respect to its ownership, licensing and use of such Intellectual Property.

                 (b) Registrations. Company has registered the Copyrights reflected as on Schedule 4.36(b) with the United States Copyright Office and all of the Patents and Trademarks reflected as being registered or issued on
Schedule 4.36(b) with the United States Patent and Trademark Office or the appropriate foreign governmental authorities.

                 (c) Valid and Enforceable. Each item of Intellectual Property is valid, enforceable, and not subject to any maintenance fees or other assessments, fees, or Taxes due within one year after the date hereof. No registration of any item of Intellectual Property is set to expire within one year after the date hereof other than foreign patents.

                 (d)      No Conflicts.  To the knowledge of each Shareholder:
(i) with the exception of patent application 08/202,444 filed February 28, 1994 with respect to "Tree Styled

Monopole Tower," Company has the exclusive right to use the Intellectual Property, (ii) such use does not violate or infringe upon the proprietary rights of any other Person, and (iii) Company has not infringed upon any such proprietary rights. Company has never been involved in an interference, opposition, reissue, or reexamination proceeding with respect to any of its Patents except patent application 08/202,444 filed February 28, 1994 styled "TREE STYLED MONOPOLE TOWER". The Patent Office Examiner has suggested that an interference be initiated with respect to Patent No. 5,611,176.

                 (e) No Claims. To each Shareholder's knowledge, no litigation or arbitration proceeding is pending or threatened by or before any Governmental Authority involving any Intellectual Property, including any claim by Company that another Person's Patent interferes with a Patent of Company except Patent Application 08/202,444. The Patent Office Examiner has suggested that an interference be initiated with respect to Patent No. 5,611,176.

                 (f) Public Domain. To Shareholder's knowledge no part of any Intellectual Property is in the public domain or has reverted to the public domain.

                 (g) Licenses. Any license to use any Intellectual Property under which Company is the licensee is a perpetual license.

         Section 4.37 Computer Software Licenses. Schedule 4.37 lists each computer software program that Company has licensed other than those that are generally available on a retail non-exclusive basis (the "COMPUTER SOFTWARE LICENSES"). Such licenses are perpetual, unrestricted, and not subject to any future payment or royalty.

         Section 4.38 Appraisals. To each Shareholder's knowledge, no appraisals have been made with respect to any real or personal property of Company during the three fiscal years immediately preceding the date hereof other than Tax appraisals.

         Section 4.39 Adequacy of Company's Assets. Subject to the Permitted Liens, Company owns all the real and personal property used in Company's business or possesses a valid leasehold interest in, or license to use such property, including the Assets reflected on the Interim Balance Sheet, except for the Excluded Assets and assets that Company has disposed of since the date of that balance sheet in the ordinary course of its business consistent with past practices.

         Section 4.40 Permitted Liens. Schedule 4.40 lists each Lien on Company's assets (the PERMITTED LIENS ").

         Section 4.41 Related Party Transactions. Since the date of the Interim Balance Sheet, Company has not engaged in any transaction with any of its Affiliates, Representatives, or shareholders, accrued any receivable or received any payment from any of them, or accrued any payable or made any payment to any of them, except (a) pursuant to Material Contracts, (b) for the payment of directors' fees, expense reimbursements, salaries, and wages and other benefits in the ordinary course of business or consistent with past practices, and (c) the transfer of the Excluded Assets. None of Company's Affiliates, or shareholders directly or indirectly compete against Company; provided, that, Purchaser acknowledges the relationship of Roy Moore to Galaxy

Holdings, L.L.C. Contracts between Company and its Affiliates are designated as "Related Party Contracts" on Schedule 4.32 hereto.

         Section 4.42 Litigation and Claims. Schedule 4.42 lists (a) each litigation or arbitration proceeding that is pending or to each Shareholder's knowledge, threatened against the Company, (b) to each Shareholder's knowledge, each litigation or arbitration proceeding that is pending or threatened concerning (i) any current or former Representative of Company with respect to such Representative's service to Company, (ii) any Material Contract, or (iii) the execution, delivery, or performance of this Agreement (collectively, the "CURRENT LAWSUITS").

         Section 4.43 Litigation History. Schedule 4.43 lists and describes each litigation or arbitration proceeding actually filed against Company, or to each Shareholder's knowledge, against any current or former Representative of Company with respect to such Representative's service to Company during the three fiscal years immediately preceding the date hereof other than the Current Lawsuits.

         Section 4.44 Orders. Company and, to each Shareholder's knowledge, each Representative of the Company is in compliance in all material respects with each Order specifically naming the Company and expressly binding on the Company or any of its assets.

         Section 4.45 Audit Letter Responses. Schedule 4.45 lists each lawyer response to Company's auditors' request for information concerning legal proceedings that such auditors received in connection with their audit of the most recently completed year in the Audited Financial Statements.

         Section 4.46 Investigations. Schedule 4.46 lists and describes each pending or to each Shareholder's knowledge threatened investigation by any Governmental Authority, including any investigation concerning antitrust, environmental, securities, and other regulatory matters.

         Section 4.47 Insurance Policies. Schedule 4.47 lists each insurance policy (excluding title insurance policies) held by the Company as a named insured or loss payee).

         Section 4.48     Insurance Policy Exceptions.

                 (a) Applications. To each Shareholder's knowledge no material inaccuracy exists in any application with respect to any Insurance Policy.

                 (b) Discontinuance of Coverage. During the three fiscal years immediately preceding the date hereof, Company has not received any notice from any insurance carrier of any intention to discontinue any insurance policy, discontinue or decrease the insurance coverage under any insurance policy, or require any alterations or improvements to any of Company's facilities or properties.

         Section 4.49 Product Warranties. Except with respect to warranty obligations contained in certain customer agreements disclosed on Schedule 4.32 hereto ("Negotiated Warranties"), the Company has not provided an express warranty with a term of more than one year.

Schedule 4.49 sets forth the form of each express warranty (other than Negotiated Warranties) with respect to the Company's products and any other products for which Company is responsible issued by the Company during the one year period ending on the Closing Date.

         Section 4.50 Taxes. Schedule 4.50 lists each Federal and material State Tax report and return in connection with Company's assets, business, and employees that Company filed during the three fiscal years immediately preceding the date hereof or such earlier period for which the statute of limitations has not yet expired. Such schedule lists each Income Tax report or return that shows a net operating loss ("NOL") that Company may still carry forward.

         Section 4.51     Tax Representations.  Except as set forth in Schedule
4.51:

                 (a) Consolidated Income Tax Returns. Company is not, and never has been, included in a combined, consolidated, and unitary Income Tax report and return.

                 (b) Tax Returns and Payments. Except certain state Tax returns or reports relating to Taxes which are not material in amount, Company has timely filed all Tax reports and returns in connection with Company's assets, business, and employees, and Company has timely paid and discharged all Tax obligations shown on such reports and returns, including in all material respects any withholding obligations. Such Tax reports and returns are accurate and complete in all material respects and correctly compute in all material respects the Tax obligation to which each such report or return pertains.

                 (c) No Notices. Company has not received any determination letter, revenue agent report, or other notice of any proposed or outstanding Tax deficiency against or allocable to Company for which the applicable statute of limitations has not expired. Neither any Shareholder, the Company, nor any other Person has executed any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any Tax against Company.

                 (d) No Audits. Neither the Internal Revenue Service ("IRS") nor any other taxing authority (collectively with the IRS, the "TAXING AUTHORITIES") has contacted Company in writing concerning a future audit or examination of any Tax reports and returns that include Company except with respect to the fiscal year ended April 30, 1995. No such audit or examination is in process or has occurred with respect to any period for which the statute of limitations has not expired except with respect to the fiscal year ended April 30, 1995.

                 (e) No Tax Liens. No Tax liens exist with respect to any assets of Company, other than statutory Tax liens, including liens for taxes not yet due and payable.

                 (f) No Agreements. No Tax ruling specifically applicable to Company from any Taxing Authority or closing agreement with any Taxing Authority has a continuing effect upon Company. No such Tax ruling or closing agreement is pending.

                 (g) NOL Carry forwards. Company has no NOL carry forwards.

                 (h) No Golden Parachutes. Company does not have any Contract that could require Company to make any "excess parachute payment" as defined under Section 280G of the Code.

                 (i) No Partnerships. Company is not a member of any joint venture, partnership, or other arrangement or Contract that is treated as a partnership for Income Tax purposes.

                 (j) No Property Treated as Owned by Another Person. No property of Company is property that Company is required to treat as owned by another Person pursuant to Section 168(f)(8) of the Code or any other Applicable Law.

                 (k) No Tax Exempt Use Property. No property of Company is tax exempt use property" as defined under Section 168(h)(1) of the Code.

                 (l) No Tax Exempt Bond Financed Property. No property of Company is "TAX EXEMPT BOND FINANCED PROPERTY" under Section 168(g) of the Code.

                 (m) No Foreign Shareholder. No Shareholder is a foreign person" under Sections 1445 and 7701 of the Code.

                 (n) Subchapter S Election. The Company timely filed on December 23, 1986, a valid election to be treated as an S corporation in accordance with the provisions of Section 1362(a) of the Code as in effect on such filing date, effective for the Company's taxable year beginning May 1, 1987 and has qualified and continues to qualify as an S corporation for all years and periods thereafter up to the Closing Date.

                 (o) Certain Transactions. For purposes of Section 1374(d)(8) of the Code, the Company has not during the ten-year period ending with the Closing Date, acquired assets in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of a corporation taxed as a C corporation under the Code.

         Section 4.52 Directors and Officers. Schedule 4.52 lists each director, officer, and Key Employee of Company on the date hereof. No such individual other than Bill Sales, Allen Swofford, Dean Barkman and Martin De La Rosa and no other employees other than Bob Kramm and Dodie Denton have an employment agreement with Company. Each such officer and Key Employee is an employee at will other than Bill Sales, Allen Swofford, Dean Barkman and Martin De La Rosa.

         Section 4.53 Employees. Schedule 4.53 lists for each Key Employee of Company on the date hereof, such employee's job title, current aggregate annual compensation along with the components of such compensation, and other material benefits, including severance benefits payable upon termination other than benefits provided to all full time employees of the Company and benefits provided by Material Contracts.

         Section 4.54 Collective Bargaining Agreements. There is no collective bargaining agreement or other labor union Contract binding on the Company applicable to any employee of Company (the "COLLECTIVE BARGAINING AGREEMENTS").

         Section 4.55     Labor Relations Exceptions.

                 (a) No Other Agreements. No collective bargaining agreement or other labor union Contract has been requested by any employee or group of employees of Company. No discussions or negotiations with the principal executive officers of the Company with respect to any such agreement or Contract have occurred.

                 (b) Labor Unions. To the knowledge of the Shareholders, no labor associations, organizations, or unions have been certified to represent any employee of Company.

                 (c) No Organizing Activities. To the knowledge of the Shareholders, there have not been any union organizing activities, petitions, or proceedings with respect to any labor association, organization, or union becoming the exclusive bargaining agent for any group of employees of Company. To the knowledge of the Shareholders, no proceeding is pending or threatened before the National Labor Relations Board or other Governmental Authority concerning any labor association, organization, or union seeking to represent any employees of Company.

                 (d) No Strikes. No lockouts, pickets, sickouts, strikes, work slowdowns, or work stoppages are pending or to the knowledge of the Shareholders threatened with respect to any employees of Company. No such matters have occurred during the five fiscal years immediately preceding the date hereof.

                 (e) WARN Act. Company has not taken any action that has resulted or may result in a plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT").

         Section 4.56 Employee Benefit Plans. Schedule 4.56 lists each Plan of the Company covering employees of the Company or contributed to by the Company, or with respect to which Company has any liability (the "EMPLOYEE BENEFIT PLANS"). Except for the Employee Benefit Plans, to the knowledge of each Shareholder, the employees of Company have no expectation or right with respect to any Plan under any Applicable Law, arrangement, Contract, past custom, or otherwise, including any past participation in any Plans of the Company except under employment contracts.

         Section 4.57     Employee Benefit Plan Exceptions.

                 (a) Delivery of Documents. Company has delivered to Company correct and complete copies of: (i) each Employee Benefit Plan, including all amendments to such Plan,

(ii) each trust agreement, annuity or insurance Contract, or other funding instrument pertaining to each Employee Benefit Plan, (iii) the most recent determination and/or opinion letter issued by the IRS with respect to each Employee Benefit Plan that is intended to be tax-qualified and a copy of any pending applications for such determination and/or opinion letters, (iv) the five most recent actuarial valuation reports for each Employee Benefit Plan for which an actuarial valuation report exists, and (v) the five most recent annual reports (IRS Form 5500 Series) for each Employee Benefit Plan, including all schedules to such reports, and plan audits filed with respect to such reports.

                 (b) Amendments. Company can amend or terminate each Employee Benefit Plan at any time without the approval of any Person, without advance notice except as required by Applicable Law, including any notice required under ERISA Section 204(h), and without any Material liability other than with respect to the benefits accrued prior to such amendment or termination or as required by Applicable Law.

                 (c) Joint and Several Liability. With respect to each Employee Benefit Plan, no event has occurred and, to the knowledge of each Shareholder, no condition exists that after the Closing could subject Company or Purchaser, directly or indirectly, to any Material liability under Code Sections 412, 4971, 4975, or 4980B or ERISA Sections 409 or 502 or Parts 6 or 7 of Title I of ERISA, including liability under any indemnification agreement or commitment.

                 (d) Claims for Benefits. All benefits due under each Employee Benefit Plan have been timely paid (except for amounts due former participants whose whereabouts are unknown to the Company) and there is no Claim or Lawsuit pending or, to the knowledge of each Shareholder threatened against any Employee Benefit Plan or the fiduciaries of any such Plan, other than routine uncontested Claims for benefits.

                 (e) Compliance with Plan and Applicable Law. Each Employee Benefit Plan has been administered and documented in compliance in all material respects with such Plan's terms and Applicable Law. Each Employee Benefit Plan and any related trust agreement, annuity or insurance Contract, or other funding instrument has complied in both form and substance in all material respects with such Plan's terms and Applicable Law, including the Code and ERISA. The FWT, Inc. Defined Benefit Pension Plan and Trust has been terminated effective April 30, 1997 in a standard termination under ERISA and all filings and notices required in connection with such termination have been timely and properly made.

                 (f) Contributions. All contributions and payments to or with respect to each Employee Benefit Plan have been timely made and Company has recorded adequate reserves (other than an amount equal to the Unreflected Pension Plan Termination Liability) to satisfy contributions and payments that have not been made because they are not yet due under the terms of such Employee Benefit Plan and Applicable Law. All contributions made or accrued with respect to each Employee Benefit Plan are deductible for Income Tax purposes.

                 (g) No Funding Deficiency. No ERISA Pension Plan has incurred any "ACCUMULATED FUNDING DEFICIENCY" or "WAIVED FUNDING DEFICIENCY" within the meaning of Section 302 of ERISA or Section 412 of the Code and Company has never sought to obtain any variance from the minimum funding standards under Section 412(d) of the Code. The funding method used in connection with each ERISA Pension Plan meets the requirements of ERISA and the Code. The actuarial assumptions used in connection with each ERISA Pension Plan are reasonable given the experience of such Plan. The FWT, Inc. Defined Benefit Pension Plan and Trust are not underfunded by more than $140,000 on a plan termination basis for purposes of Title IV of ERISA. Aside from any such underfunding, the Company has no other material liability under Title IV of ERISA or under Section 302 of ERISA.

                 (h) No Change in Control Triggers. No Employee Benefit Plan provides for any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits, or vesting upon a change in control of Company or any of its Affiliates or any plant closing.

                 (i) No Benefits Increases. No obligation of Company exists to increase any benefits under any Employee Benefit Plan or to adopt any new Plan.

                 (j) No Multi-Employer. Company does not participate in any "multiemployer plan" as defined in Section 3(37) of ERISA. Company has not had any contribution obligation with respect to any such plan during the six fiscal years immediately preceding the date hereof.

                 (k) No Audits or Prohibited Transactions. No audit or investigation by any Governmental Authority is pending or, to Shareholder's knowledge, threatened regarding any Employee Benefit Plan. To Shareholder's knowledge, no Person has breached any fiduciary duty or engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan.

                 (l) No Unfunded Benefits. No Employee Benefit Plan has any unfunded benefits that are not fully reflected in the Most Recent Audited Balance Sheet other than the Unreflected Pension Termination Liability.

                 (m) No Investment in Company Assets. No assets of any Employee Benefit Plan have been invested in any securities of Company.

                 (n) Tax-Qualified Plans. Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, has received one or more up to date IRS determination letters (covering, inter alia, the amendments required by the Tax Reform Act of 1986) stating that it is a tax-qualified Plan and to the knowledge of each Shareholder on the date hereof no facts exist that could reasonably be expected to adversely affect the tax-qualified status of any such plan. To the knowledge of each Shareholder, no assets or earnings of any such Plan are subject to Tax on unrelated business taxable income.

         Section 4.58 Distributors. Schedule 4.58 lists all of Company's Distributors on the date hereof and all distributorship agreements between Company and such distributors as of the date hereof. No such Distributor accounts for sales of Company's products and services in an amount in excess of 5% of Company's aggregate revenue during the most recently completed year reflected in the Audited Financial Statements. No such Distributor has indicated to Company that such Distributor intends to terminate its arrangement with Company or distribute Company's products and services at a level below such Distributor's past level of distribution.

         Section 4.59 Suppliers. Schedule 4.59 lists Company's ten largest suppliers during the most recently completed year reflected in the Audited Financial Statements and the estimated percentage of Company's aggregate product costs during such year that Company purchased from each such supplier.

         Section 4.60 Customers. Schedule 4.60 lists Company's ten largest customers for the most recently completed year reflected in the Audited Financial Statements. Schedule 4.60 also lists the estimated percentage of Company's aggregate revenue during such year derived from sales to each such customer.

         Section 4.61 Business Relationships. No Shareholder has any reason to believe that the transaction contemplated by this Agreement will adversely affect Company's relationships with its customers, Distributors, Representatives, suppliers, or other Persons having business relationships with Company.

         Section 4.62     Predecessors.  There are no predecessors of Company.

         Section 4.63 Absence of Unethical Business Practices. During the period three (3) years, neither Company nor any of its Affiliates has directly or indirectly given or agreed to give any thing of value to any government employee or other Person who was or is in a possible position to help or hinder Company that could reasonably be expected to subject any Person to damages or penalties in a civil or criminal proceeding.

         Section 4.64 No Broker. Neither any Shareholder nor Company has any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the transactions contemplated hereby other than Banc One Capital Corporation.

         Section 4.65 Disclaimer of Warranties. Except for the representation and warranties contained in this Article IV and contained in the other Closing Documents, neither the Company nor the Shareholders have made, and each hereby expressly disclaims any representations or warranties, express or implied, of any type under any of the Closing Documents or in connection with the Closing Transactions regarding any Shareholder or the Company, its assets, financial condition, operations, prospects or business.

         Section 4.66 Operation of Company Since Date of Interim Financials. Since the date of the Interim Financials, the Company has:

                          (i)     not taken any action or intentionally failed
to take any action that could reasonably be expected to materially and adversely affect the Company's business and the goodwill of its customers, distributors, outside representatives, representatives, subcontractors, suppliers, and any other person having business relations with it;

                          (ii)    paid all liabilities and obligations owed by
Company consistent with its prior practices;

                          (iii)   filed all required tax reports and returns
and timely pay all taxes owed with respect to such reports and returns;

                          (iv)    not amended Company's Articles of
Incorporation or Bylaws;

                          (v)     not merged, reorganized, restructured, sold
substantially all of its assets, entered into any Contract involving any other form of business combination or share exchange, dissolved, liquidated, or wound up;

                          (vi)    not issued, purchased, redeemed, or otherwise
effected any transactions with respect to any securities of Company, or any right to acquire any securities of Company except for the transfer of the Excluded Assets;

                          (vii)   not declared, issued, made, or paid any
dividend or other distribution of assets, or combined, distributed, reclassified, or split any shares of Company's capital stock except for the transfer of the Excluded Assets;

                          (viii)  not leased, purchased, sold, transferred, or
otherwise acquired or disposed of any assets, other than in the ordinary course of business consistent with past practices except for the transfer of the Excluded Assets;

                          (ix)    not made or obligated Company to make capital
expenditures except in the ordinary course of business;

                          (x)     not compromised, released, or waived any
claims or rights of value of Company except in the ordinary course of business of the Company consistent with past practice or permit any such claim or right to expire or lapse;

                          (xi)    not assumed, created, guaranteed, or incurred
any indebtedness, whether absolute or contingent, other than indebtedness incurred in the ordinary course of Company's business consistent with past practices;

                          (xii)   not accelerated or delayed the collection of
Company's accounts receivable, the payment of its accounts payable, the purchase or receipt of its supplies, or the delivery or sale of its products or services outside the ordinary course of Company's business consistent with past practices;

                          (xiii)  not increased or decreased the prices that
Company charges for its products and services, grant credit to any customer or distributor on terms more favorable than the terms on which Company has previously extended credit to such customer or distributor in the past, or entered into a distribution or similar arrangement with any new distributor;

                          (xiv)   not filed any lawsuit or settled any material
lawsuit to which Company is a party;

                          (xv)    not increased the compensation or benefits
payable to any person under any arrangement, contract, employee benefit plan, or other plan, or pay any bonus except in the ordinary course of business and consistent with past practices;

                          (xvi)   not taken any action intended to create any
expectation on the part of Company's Representatives with respect to increased compensation, increased benefits under the employee benefit plans, or new plans; or

                          (xvii)  not made, changed, or forgiven any loans
between Company and any of its Affiliates, representatives, or shareholders, except as reflected in Section 4.67.

         Section 4.67 Related Party Accounts. Company has paid to each Shareholder, all amounts that Company owes to such Shareholder except payments of salary and benefits payable in accordance with ordinary payroll practices of the Company. Each Shareholder has paid to Company any amounts that such Shareholder owes to Company. Any such payments made since the date of the Interim Financial Statements are reflected on Schedule 4.67.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Company and the Shareholders that the statements made in this Article IV are true, correct, and complete, as of the date hereof:

         Section 5.1 Organization. Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in each jurisdiction where such qualification is required. Purchaser has previously delivered to Company correct and complete copies of Purchaser's Certificate of Incorporation and Bylaws.

         Section 5.2 Power and Authority. Purchaser possesses the corporate power and authority to execute, deliver, and perform this Agreement, without obtaining any approval or giving any notice, other than the approval of its Board of Directors, which it has properly obtained.

         Section 5.3 Execution, Delivery, and Enforceability. Purchaser has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to any Law Affecting Creditors' Rights.

         Section 5.4 Consents. Purchaser's execution, delivery, and performance of this Agreement does not require Purchaser to obtain any approval or consent from any person, make any filing with any person, or give any notice to any person.

         Section 5.5 Conflicts. Purchaser's execution, delivery, and performance of this Agreement will not directly or indirectly:

                 (a) Documents. Breach or violate: (i) any provision of the Certificate of Incorporation or the Bylaws of Purchaser, (ii) any resolution of the Board of Directors, any committee of the Board of Directors, or the shareholders of Purchaser, (iii) any material contract of Purchaser, or
(iv) any applicable Order to which Purchaser or any of its assets is subject or bound; or

                 (b) Lien. Result in a Lien against any of the assets of Purchaser (or give rise to an event that with notice or lapse of time would result in such a Lien), other than any liens or encumbrances granted by Purchaser in connection with the transactions contemplated hereby.

         Section 5.6 No Prohibitions. Purchaser's execution, delivery, and performance of this Agreement will not violate any material Applicable Law and no lawsuit before any court or other governmental authority is pending or, to Purchaser's knowledge, threatened that could prohibit Purchaser from consummating the transactions contemplated by this Agreement or the Closing Documents to which it is a party.

                                  ARTICLE VI.
                                   COVENANTS

         Section 6.1 Non-Compete Covenant. During the period from the Closing Date through and including the third anniversary thereof (the "NON-COMPETE PERIOD"), each Shareholder shall not directly or indirectly compete in the Business within the United States of America (the "NON-COMPETE COVENANT"). Within the parameters of the Non-Compete Covenant, such covenant shall prohibit each Shareholder from making any statement or performing any act intended to advance an interest of any existing competitor of Company (a "COMPETITOR"), or encouraging any other person to make any such statement or to perform any such act, including making any statement or performing any act intended to cause any existing customer of Company to use the services or purchase the products of any competitor. The Non-Compete Covenant shall prohibit each Shareholder from disparaging Company, Purchaser, or any of their respective Affiliates, or taking any other action intended to harm any relationship of Company with any customer, distributor, supplier, or other person.

         Section 6.2 Non-Solicitation Covenant. During the Non-Compete Period, each Shareholder shall not encourage or solicit any Key Employee of Company to resign or employ or engage any such Key Employee, whether or not such Shareholder encouraged or solicited such employee to resign (the "NON-SOLICITATION COVENANT"). Each Shareholder's placement during the Non-Compete Period of general employment advertisements in trade journals, newspapers and periodicals of general circulation, and other public media in which such advertisements are customarily placed shall not constitute a breach of this section if a Key Employee of Company responds to such advertisement, provided that such Shareholder does not employ or engage such employee.

         Section 6.3 Non-Disclosure Covenant. Each Shareholder shall not disclose any confidential information at any time to any Person other than the Company, the Purchaser, Baker Communications Fund, L.P. and their respective designated Representatives (the "NON-DISCLOSURE COVENANT"), provided that the following disclosures and uses (the "CONFIDENTIALITY EXCEPTIONS") by any Shareholder shall not violate this section:

                 (a) Advisors. Disclosing information to its accountants, investment bankers, lawyers, and other professional advisors who have been advised of its confidentiality and agreed to preserve such confidentiality;

                 (b) Public Information. Disclosing or using information generally available to the public other than by breach of this section;

                 (c) Required by Law. Disclosing information required by law or court order after promptly notifying the other Party of the requirement to disclose such information and cooperating with such other Party in attempting to obtain an injunction preventing such disclosure;

                 (d) Dispute Resolution. Disclosing information required to prosecute or defend any Claim for damages or indemnification under this Agreement or a request for equitable relief in connection with this Agreement pursuant to an arbitration or judicial proceeding contemplated under Article VIII, provided that it uses its best efforts to preserve the confidentiality of such information in such proceeding;

                 (e) Tax Returns. Disclosing information required in any Tax report or return.

         Section 6.4 Indirect Competition. The Non-Compete Covenant, the Non-Solicitation Covenant, and the Non- Disclosure Covenant (collectively, the "RESTRICTIVE COVENANTS") require that each Shareholder not engage in any such activities indirectly through its Outside Representatives. The Non-Compete Covenant shall preclude each Shareholder from owning any equity interest in any Person participating in the Business within the Non-Compete Area, loaning money to any such Person; provided that this prohibition shall not prohibit the ownership of up to five percent (5%) of the stock of a publicly traded company that engages in the Business within the Non-Compete Area.

         Section 6.5 Reasonableness. Each Shareholder acknowledges that the Restrictive Covenants are reasonable in all respects and necessary to permit Purchaser to realize the benefits of the transactions contemplated by this Agreement.

         Section 6.6 Judicial Enforcement. Monetary damages alone will be inadequate to remedy any breach of the Restrictive Covenants. Accordingly, any breach or threatened breach of the Restrictive Covenants shall entitle Purchaser or Company to an injunction restraining each Shareholder from breaching such covenants. When seeking such an injunction, Purchaser or Company shall not be obligated to post any bond or other security. Such right to an injunction shall be in addition to any other remedies to which Purchaser or Company may be entitled because of such breach. If a court of competent jurisdiction determines that a Restrictive Covenant is partially or wholly inoperative, invalid, or unenforceable in a particular case because of its duration, geographical scope, restricted activity, or any other parameter, such court may reform such duration, geographical scope, restricted activity, or other parameter with respect to such case to permit enforcement of such Restrictive Covenant to the greatest extent allowable.

         Section 6.7 Galaxy. Purchaser and the Company acknowledge and agree that notwithstanding anything to the contrary herein contained Roy Moore may continue to hold a minority equity position (consisting of approximately 8%) in Galaxy Holdings, L.L.C. and may serve on the board of directors of Galaxy Holdings, L.L.C. Galaxy Holdings, L.L.C. is a Georgia limited liability company which, through its subsidiary, Galaxy Site Services, is engaged in the tower and monopole erection and installation business; provided, further that to the extent the Company and Galaxy Holdings, L.L.C.'s businesses are ever competitive with one another, Roy Moore shall resign as a director of Galaxy Holdings, L.L.C.

         Section 6.8 Termination of Covenants. In the event any Shareholder who is an employee of the Company is terminated for "Cause" or terminates its employment with the Company for "Good Reason" (as each such term is defined in the relevant Employment Agreement) and such employee ceases to be paid Base Salary or Bonus under the relevant Employment Agreement, such Shareholder shall be released from the restrictions contained in this Article VI other than the Non Disclosure Covenants and the Non Solicitation Covenants.

                                  ARTICLE VII.
                          INDEMNIFICATION AND DAMAGES

         Section 7.1 Indemnification of Purchaser. Each Shareholder severally, but not jointly, shall indemnify, defend and hold Purchaser harmless from any and all Claims related or arising with respect to:

                 (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of Company or any Shareholder under this Agreement or in any Closing Document;

                 (b) Breaches of Covenants. Any failure to perform or observe any covenant or agreement to be performed by any Shareholder set forth in this Agreement or in any Closing Document or any document delivered to Purchaser pursuant to this Agreement.

                 (c) Excluded Assets. Any Excluded Assets or liabilities related to such assets.

         Section 7.2 Indemnification of Shareholders and the Company. Purchaser shall indemnify, defend, and hold Shareholders and the Company harmless from any and all Claims related or arising with respect to:

                 (a) Breaches of Representations and Warranties. Any inaccuracy in any representation or warranty of company under this Agreement; or

                 (b) Breaches of Covenants. Any failure to perform or observe any covenant or agreement to be performed by Company or Purchaser set forth in this Agreement or any document delivered to any Shareholder pursuant to this Agreement.

         Section 7.3 Indemnification Procedure. Except as otherwise provided in Article III, the indemnification obligations under this Agreement shall be subject to the following procedures:

                 (a) Defense of Claim. Within five days after a Party entitled to indemnification (an "INDEMNITEE")receives a notice of any Claim that may give rise to an indemnification obligation under this Agreement, the Indemnitee shall give the Party responsible for providing indemnification with respect to such Claim (the "INDEMNITOR") notice of such Claim, together with a copy of all documents relating to such Claim that the Indemnitee possesses.
The Indemnitor shall then immediately undertake the defense of such Claim by representatives of its own choosing. The Indemnitor shall notify the Indemnitee of the Indemnitor's undertaking of the defense of a Claim promptly after receiving the notice of the Claim. Similarly, the Indemnitee shall notify the Indemnitor of the Indemnitee's election of its right to control such defense under the circumstances specified above. The failure to give notice of a Claim within the period specified above shall not affect the Indemnitee's rights to indemnification under this Agreement unless such delay prejudices the Indemnitor.

                 (b) Participation of the Indemnitee. If ten days after delivering notice of a Claim to the Indemnitor or such shorter period necessary to prevent judgment by default in favor of the Person asserting the Claim, the Indemnitor has not begun to defend against such Claim, the Indemnitee shall have the right to defend or settle such Claim on behalf of the Indemnitor. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim, the Indemnitee shall have the right to participate in such defense by representatives of its own choosing. The Indemnitee shall bear any expense of such participation if the Indemnitor is defending against the Claim. The Indemnitor shall reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses incurred during the period after notice was given to Indemnitor with respect to such Claim when the Indemnitor had not assumed the defense of such Claim. The Indemnitor shall make such reimbursement payments to the Indemnitee upon the Indemnitee's submission of periodic invoices describing such fees and expenses in reasonable detail.

                 (c) Settlement of Claims. The Indemnitor may settle any Claim at its own expense, provided that the Indemnitor shall not settle any Claim or consent to the entry of any judgment without the consent of the Indemnitee if such settlement or judgment: (i) includes any admission of wrongdoing by the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives, (ii) includes any consent to any type of injunctive relief affecting the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives, (iii) excludes an unconditional release by the Person asserting the Claim of the Indemnitee and the Indemnitee's Representatives and Outside Representatives from all liability with respect to such Claim, or (iv) requires the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives to make any payment.

                 (d) Reimbursement. If an Indemnitor undertakes the defense of any Claim or settles any Claim and such Claim was not within the scope of the Indemnitor's indemnification obligations under this Agreement, the Indemnitee shall promptly reimburse the Indemnitor for all reasonable expenses with respect to such defense or settlement, including the Indemnitor's reasonable attorneys' fees and expenses.

                 (e) Cooperation. In connection with any indemnity obligation, the Indemnitee shall cooperate with all reasonable requests of the Indemnitor.

         Section 7.4 Assignment of Claims. If any amounts for which the Indemnitor is responsible are recoverable from a third party, the Indemnitee shall assign any rights that it may have to recover such amounts to the Indemnitor.

         Section 7.5 Other Indemnitees. Upon Purchaser's request, each Shareholder shall severally indemnify any of Purchaser's Representatives or Outside Representatives to the same extent as Purchaser. Conversely, upon each Shareholder's request Purchaser shall indemnify each Shareholder's Representatives or Outside Representatives to the same extent as such Shareholder. No Representative or Outside Representative of any Party, however, shall be a third party beneficiary of the indemnification provisions contained in this Agreement. A Party may release or waive any Claim to which such Party previously requested the other Party to indemnify such Party's Representatives or Outside Representatives, and such Representatives or Outside Representatives shall have no recourse against the Party releasing or waiving such Claim. To the extent that a Party requests the other Party to indemnify such Party's Representatives or Outside Representatives, such Party shall cause its Representatives or Outside Representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement, including the arbitration provisions in connection with disputed Claims. In any such arbitration proceedings, a Party's Representative or Outside Representative shall possess the rights and obligations of such Party.

         Section 7.6 Payments. The Parties shall make any damage or indemnification payment as follows:

                 (a) Tax Treatment. The Parties shall treat any payment of damages received pursuant to this Article VII as an adjustment to the Final Aggregate Purchase Price on their Income Tax reports and returns except for the interest component of any such payment, which the Parties shall treat as interest income or expense, as the case may be.

                 (b) Net of Insurance Proceeds. The amount of damages payable pursuant to this Article VII shall be net of any insurance proceeds received by the Indemnitee in connection with the circumstances giving rise to the indemnification right. The calculation of any net insurance proceeds shall give effect to all costs incurred by the Indemnitee for such insurance recovery, including all costs associated with retrospective premium adjustment, experience-based premium adjustments, and indemnification obligations.

                 (c) Payment for Escrow Amount. Any damages payable to Purchaser pursuant to this Article VII shall be satisfied first, to the extent available, from the Escrow Amount held pursuant to the terms of the Escrow Agreement.


                 (d) Uncontested Damage Payments. With respect to any uncontested Claim for damages concerning a breach of this Agreement, the Party owing such damages shall pay them to the Party asserting the Claim for such damages within 30 days after the claiming Party makes its Claim.

                 (e) Uncontested Indemnification Payments. With respect to any uncontested Claim for indemnification concerning an out-of-pocket expenditure that an Indemnitee has paid or an obligation that an Indemnitee has incurred, the Indemnitor shall reimburse the Indemnitee for such payment or satisfy such obligation within 30 days after the Indemnitee presents its Claim for indemnification to the Indemnitor. With respect to any uncontested Claim for indemnification concerning a potential obligation that an Indemnitee may incur, the Indemnitor shall satisfy such obligation within 30 days after the Indemnitee incurs such obligation.

                 (f) Contested Claims. With respect to any contested Claims for damages concerning a breach of this Agreement or indemnification pursuant to this Agreement that the Party responsible for making such payment contests, such Party shall make the required damage or indemnification payment within 30 days after a final decision of the Arbitrators appointed pursuant to
Article VIII hereof, that such Party is responsible for such payment, provided that the Party shall not be required to make any indemnification payment for which the Indemnitee has not made an out-of- pocket expenditure or incurred an obligation until such Indemnitee would be required to make such expenditure or incur such obligation.

         Section 7.7 Basket. No Party shall be liable for any Claim for damages or indemnification (other than for Claims based on willful misconduct or fraud) under this Agreement until the aggregate amount of such Claims for damages and indemnification for which such Party would otherwise be responsible exceeds $1,000,000 (the "BASKET"). If the aggregate amount of such Claims for which a Party is responsible exceeds the Basket, such Party shall then only be responsible for the amount of such excess.

         Section 7.8 Maximum Liability. The Shareholders shall not be liable for any Claim for damages or indemnification under this Agreement to the extent that the aggregate amount of such Claims exceeds $75,000,000; provided, however, that with respect to any Claim for damages or indemnification under this Agreement related to willful misconduct or fraud, or any violation or breach of any representation or warranty contained in Sections 4.55, 4.56 and
4.57 hereof, the Shareholders shall not be liable for any Claim for damages or indemnification to the extent that the aggregate amount of Claims together with all other Claims for which such Shareholders are responsible hereunder exceeds the Final Aggregate Purchase Price (such amounts with respect to Company and the Shareholders are referred to as such Party's "MAXIMUM LIABILITY"). If the aggregate amount of such Claims for which a Party would otherwise be responsible exceeds the Maximum Liability, such Party's responsibility for such Claims shall be applied proportionately against all such Claims. Any Claims for which a Party is not held responsible because of the application of such Party's Basket shall not be counted toward determining such Party's Maximum Liability.

         Section 7.9 Survival of Terms. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement and any other documents contemplated under this Agreement shall survive the Closing and any investigation or notice by any Party, provided that the representations and warranties of each Party under this Agreement shall expire at 5:00 p.m. Dallas time on the day immediately preceding the eighteenth month anniversary of the Closing Date. Notwithstanding the general expiration of each Party's representations and warranties specified above: (a) the Shareholders' representations and warranties contained in Sections 4.11, 4.13, 4.27(a) and 4.39, shall survive forever, subject to all defenses available under applicable Law, including the expiration of any applicable statute of limitations, and (b) the Shareholders' representations and warranties contained in Sections 4.50 and 4.51 shall not expire until 30 days after the expiration of the applicable statute of limitations, as such statutory period may be extended from time to time. A Party shall not be responsible with respect to any Claim for damages or indemnification with respect to any inaccuracy in any of such Party's representations or warranties unless such Party receives written notice of the Claim specifying in reasonable detail inaccuracy before such representation and warranty expires. With respect to any such Claim received before the expiration of a particular representation or warranty, the Party responsible for such representation or warranty shall remain responsible, to the extent provided herein, for any damage or indemnification amounts claimed notwithstanding the subsequent expiration of such representation or warranty.


                                 ARTICLE VIII.
                       ARBITRATION AND EQUITABLE REMEDIES

         Section 8.1 Settlement Meeting. The Parties shall attempt in good faith to resolve promptly through negotiations any Claim or dispute under this Agreement. If any such Claim or dispute should arise, the Parties shall meet at least once to attempt to resolve the matter (the "SETTLEMENT MEETING"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a Claim or dispute. The occurrence of a Settlement Meeting with respect to a Claim or dispute shall be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting the other Parties may proceed to seek such remedy.

         Section 8.2 Arbitration Proceedings. If the Parties have not resolved a monetary Claim or dispute at the Settlement Meeting any Party may submit the matter to arbitration. A panel of three arbitrators shall conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (the "ARBITRATION RULES"). The decision of a majority of the panel shall be the decision of the arbitrators.

                 (a) Arbitration Notice. To submit a monetary Claim or dispute to arbitration, a Party shall furnish the other Parties and the American Arbitration Association with a notice (the "ARBITRATION NOTICE") containing: (i) the name and address of such Parties, (ii) the nature of the monetary Claim or dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                 (b) Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, Purchaser and Shareholders shall each select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the last of those two arbitrators, those two arbitrators shall select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten day period, the American Arbitration Association shall select such third arbitrator from the list. Each arbitrator shall be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving mergers and acquisitions.

                 (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by Applicable Law, provided that any Party may seek any equitable remedy available under Applicable Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

         Section 8.3 Place of Arbitration. Any arbitration proceedings shall be conducted in Fort Worth, Texas or at such other location as the Parties may agree. The arbitrators shall hold the arbitration proceedings within 60 days after the selection of the third arbitrator.

         Section 8.4 Discovery. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators shall have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

         Section 8.5 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party shall be entitled to seek any equitable remedies available under Applicable Law, including an injunction prohibiting a breach of the Restrictive Covenants or an Order requiring any Shareholder to perform this Agreement. Any such equitable remedies shall be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

         Section 8.6 Exclusive Jurisdiction. The Parties agree that any claim for equitable relief relating to this Agreement shall be instituted in a federal or state court sitting in the Northern District of Texas, which courts and their respective appellate courts shall be the exclusive venue for any such claim. Each Party waives any objection that it may have to the laying of such venue, and irrevocably submits to the jurisdiction of any such court with respect to any such claim. Any service of process and other notice in any such case shall be effective against a Party when transmitted in accordance with
Section 9.9, provided that a Party also may serve process in any manner permitted by Applicable Law.

         Section 8.7 Judgments. Any arbitration award under this Agreement shall be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

         Section 8.8 Expenses. If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

         Section 8.9 Cost of the Arbitration. The arbitrators shall assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

         Section 8.10 Exclusivity of Remedies. To the extent permitted by Applicable Law, the arbitration and judicial remedies contained in this Article VIII shall be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or Claim for damages or indemnification under this Agreement.

                                  ARTICLE IX.
                                    GENERAL

         Section 9.1 Amendment. No amendment of this Agreement shall be effective unless in a writing signed by the Parties.

         Section 9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party shall promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page shall not affect the validity, legality, or enforceability of this Agreement.

         Section 9.3 Entire Agreement. This Agreement together with the related Closing Documents constitutes the entire agreement and understanding among the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

         Section 9.4 Expenses. Shareholders shall bear their own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of their Outside Representatives. All reasonable out of pocket expenses incurred by Purchaser in connection with the Closing Transactions and all amounts to be paid by the Company at Closing pursuant to the Financial Advisory Services Agreement with Baker Communications Fund, L.P. shall be paid by the Company at Closing.

         SECTION 9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF TEXAS.

         Section 9.6 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Parties. Any attempted assignment or delegation without such prior consent shall be void. Notwithstanding this prohibition against assignment and delegation, Purchaser may assign its rights and delegate its duties under this Agreement to a wholly-owned subsidiary of Purchaser without Shareholders' consent. Upon Purchaser's assignment of its benefits and delegation of its duties under this Agreement to such a wholly-owned subsidiary, Purchaser shall be released from any obligations under this Agreement.

         Section 9.7 No Set-Off. A Party may not set-off any amounts that any other Party owes to it against any amounts that it owes any other Party.

         Section 9.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person shall have any right, interest, or claim under this Agreement. Nothing in this Agreement shall require: (a) Company to continue the employment of any of its employees other than pursuant to the Employment Agreements and the Material Contracts, (b) Company or Purchaser to continue any Employee Benefit Plan, (c) Purchaser to request Shareholders to indemnify any of Purchaser's Representatives or Outside Representatives, or (d) Shareholders to request Purchaser to indemnify any of Shareholders' Representatives or Outside Representatives.

         Section 9.9 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications shall be considered received only on the day of actual receipt unless mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a Party at its address set forth below (or to such other address to which such Party has notified the other Parties in accordance with this section to send such claims, consents, designations, notices, waivers, and other communications), in which case such claims, consents, designations, notices, waivers, or other communications shall be deemed to have been received three Business Days after the date of posting:


         Purchaser:       Baker Communications Fund, L.P.
                          575 Madison Avenue, 10th Floor
                          New York, NY  10022
                          Attn:  Edward Scott and Larry Bettino
                          Telephone No.:  212-605-0577
                          Facsimile No.:  212-486-6686

         With copy to:    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, TX  75201-4675
                          Attn:  Gary M. Lawrence
                          Telephone No.:  214-969-2800
                          Facsimile No.:  214-969-4343

         Shareholders:    T. W. and Betty Moore
                          5901 Bay Club Drive
                          Arlington, Texas 76103
                          Telephone No.: 817-
                          Facsimile No.: 817-

         With copy to:    William D. Ratliff, III
                          Haynes & Boone, L.L.P.
                          201 Main Street, Suite 2200
                          Ft. Worth, Texas 76102
                          Telephone No.: (817) 347-6608
                          Facsimile No. (817) 347-6650

         Shareholders:    Roy J. Moore
                          3508 Orchid Court
                          Arlington, Texas 76016
                          Telephone No.: (817) 561-0151
                          Facsimile No.: (817) 446-7095

         With copy to:    William D. Ratliff, III
                          Haynes & Boone, L.L.P.
                          201 Main Street, Suite 2200
                          Ft. Worth, Texas 76102
                          Telephone No.: (817) 347-6608
                          Facsimile No. (817) 347-6650

         Shareholders:    Carl R. Moore
                          4104 Flower Garden
                          Arlington, Texas 76016
                          Telephone No. (817) 483-6061

         With copy to:    William D. Ratliff, III
                          Haynes & Boone, L.L.P.
                          201 Main Street, Suite 2200
                          Ft. Worth, Texas 76102
                          Telephone No.: (817) 347-6608
                          Facsimile No. (817) 347-6650

         Shareholders:    Thomas F. "Fred" Moore
                          5820 Bay Club Drive
                          Arlington, Texas 76013
                          Telephone No.: (817) 457-1579
                          Facsimile No.: (817)

         With copy to:    William D. Ratliff, III
                          Haynes & Boone, L.L.P.
                          201 Main Street, Suite 2200
                          Ft. Worth, Texas 76102
                          Telephone No.: (817) 347-6608
                          Facsimile No. (817) 347-6650

         Section 9.10 Representation by Legal Counsel. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

         Section 9.11 Schedules. All references in this Agreement to schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. Each section of this Agreement that refers to a schedule shall have a separate schedule. Any disclosure under a particular section's schedule shall be made under the heading of any relevant subsection of such section. Shareholders and the Company have delivered to Purchaser a correct and complete copy of each document listed on each schedule to this Agreement.

         Section 9.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. Any such prohibited or unenforceable provision shall be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

         Section 9.13 Successors. This Agreement shall be binding upon and shall inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

         Section 9.14 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

         Section 9.15 Waiver. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. Except as provided in
Section 7.10, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

                         [SIGNATURES ON THE NEXT PAGE]

          [Signature Page to Stock Purchase and Redemption Agreement]

         IN WITNESS WHEREOF, each Party has executed and delivered this Agreement on the date set forth below its name with the intent that this Agreement be effective as of the date first written above.


PURCHASER:                               FWT ACQUISITION, INC.



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


SHAREHOLDERS:
                                         ------------------------------------
                                         T. W. Moore



                                         ------------------------------------
                                         Betty Moore



                                         ------------------------------------
                                         Carl R. Moore



                                         ------------------------------------
                                         Thomas F. "Fred" Moore



                                         ------------------------------------
                                         Roy J. Moore


COMPANY:                                 FWT, Inc.



                                         By:
                                            ---------------------------------
                                            T.W. Moore
                                            President





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
                                   SCHEDULE I

                                 SHAREHOLDINGS



          Name                                              Shares
          ----                                              ------

      T. W. Moore                                           93.93
      Betty Moore                                           93.93
      Carl R. Moore                                         61.38
      Thomas F. "Fred" Moore                                61.38
      Roy J. Moore                                          61.38





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
                                    ANNEX I

                                  DEFINITIONS


         Terms with initial capitalized letters that are not otherwise defined in this Agreement shall have the meanings set forth below:

         Affiliate. The term "AFFILIATE" with respect to a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise. Control shall be presumed by an individual that is a director or executive officer of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights. During the period before the Closing and at the Closing, Company shall be considered an Affiliate of each Shareholder. During the period after the Closing, Purchaser and Baker Communications Fund, L.P. shall be considered an Affiliate of Company for so long as Purchaser controls Company.

         Applicable Law. The term "APPLICABLE LAW" means any applicable code, common law, law, Order, ordinance, regulation, rule, or statute of any Governmental Authority.

         Business. The term "BUSINESS" means the following businesses related to towers and monopoles for the telecommunications and utility industries: fabrication, erection, build to suits, site acquisition and zoning.

         Business Day. The term "BUSINESS DAY" means a day that is not a Sunday, Saturday, or holiday when banks in the State of Texas are required or permitted to be closed.

         Claim. The term "CLAIM" means any arbitration award, assessment, charge, citation, claim, damage, demand, expense, fine, joint or several liability or penalty, and any reasonable attorneys' fees and expenses.

         Closing Transactions. The term "CLOSING TRANSACTIONS" means the transactions effected on the Closing Date pursuant to the Closing Documents and the incurrence of fees and expenses related thereto, including, without limitation, all fees and expenses of Arthur Anderson & Co. in connection with its audit of the Audited Financial Statements and its review of the Interim Financial Statements.

         Confidential Information. The term "CONFIDENTIAL INFORMATION" means any confidential or proprietary information concerning a Company's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including Company's proprietary databases and software programs and Company's Trade Secrets. Confidential Information may exist in oral or written form or in any other medium.





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
         Contract. The term "CONTRACT" with respect to a Person means any oral or written agreement, commitment, contract, deed of trust, franchise, indenture, instrument, lease, license, mortgage which such Person is a party, under which such Person possesses any rights or owes any obligations, or by which any of such Person's assets are bound, or under which another Person possesses any rights against such Person. The Contracts of a Person shall include such Person's Articles of Incorporation, Bylaws, and other organizational documents.

         Copyright. The term "COPYRIGHT" means registered or unregistered copyrights in published and unpublished works in the United States or any foreign jurisdiction, and all applications, registrations, and recordings relating to such works filed in the United States Copyright Office or any other government agency or office in the United States or any foreign jurisdiction.

         Current Assets. The term "CURRENT ASSETS" means current assets which would be reflected on a balance sheet in accordance with GAAP.

         Current Liabilities. The term "CURRENT LIABILITIES" means current liabilities which would be reflected on a balance sheet in accordance with GAAP but excluding the current portion of any Funded Indebtedness.

         Distributors. The term "DISTRIBUTORS" with respect to a Person means such Person's dealers and distributors which are not employees.

         Environmental Law. The term "ENVIRONMENTAL LAW" means: (a) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (b) the Clean Water Act (33 U.S.C.
Section 1251 et seq.), (c) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), (d) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), (e) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), (f) the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), (g) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), (i) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), (j) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (k) any state, local, or foreign law, ordinance, regulation, or statute analogous to any of the foregoing statutes, or (l) any other federal, state, local, or foreign law, ordinance, regulation, or statute prohibiting, regulating, or restricting the disposal, generation, handling, placement, recycling, release, storage, or treatment of any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste classified or considered to be hazardous or toxic to human health or the environment.

         Environmental Report. The term "ENVIRONMENTAL REPORT" means that certain Environmental Assessment Report prepared for Baker Capital Corporation by Entrix, Inc. dated October, 1997.

         ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         ERISA Pension Plan. The term "ERISA PENSION PLAN" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

         ERISA Welfare Plan. The term "ERISA WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

         Funded Indebtedness. The term "FUNDED INDEBTEDNESS" means an amount equal to all amounts owing in respect of borrowed money, other than (i) short-term trade payables incurred in the ordinary course of business and (ii) capitalized leases, but including all costs and expenses associated with retiring such debt, including any prepayment penalties and filing fees associated with terminating any Liens.

         GAAP. The term "GAAP" means generally accepted accounting principles in effect in the United States.

         Governmental Authority. The term "GOVERNMENTAL AUTHORITY" means any federal, state, local, tribal, or foreign government and any agency, board, body, branch, bureau, commission, court, department, instrumentality, subdivision, or tribunal of any such government.

         Hazardous Material. The term "HAZARDOUS MATERIAL" means: (a) any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste for which any Environmental Law limits, prohibits, or regulates its disposal, generation, handling, placement, recycling, release, storage, or treatment, (b) any carcinogenic, corrosive, explosive, flammable, infectious, mutagenic, radioactive, or toxic substance, (c) any diesel fuel, gasoline, or other petroleum product in an unconfined manner, (d) any substance that contains polychlorinated biphenyls, (e) any substance that contains asbestos,
(f) any substance that contains urea formaldehyde foam installation, (g) any substance that constitutes a nuisance upon any property, or (h) any substance that imposes a hazard to the health or safety of any individual.

         Income Tax. The term "INCOME TAX" means any Tax based upon or measured by net income, including any alternative minimum tax, along with any interest, penalties, or additions to such Tax.

         Key Employee. The term "KEY EMPLOYEE" means any salaried employee of the Company other than the Shareholders who earned cash compensation and bonus in the most recent fiscal year included in the Audited Financial Statements greater than $75,000.

         Law Affecting Creditors' Rights. The term "LAW AFFECTING CREDITORS' RIGHTS" means any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

         Lien. The term "LIEN" means any deed of trust, judgment lien, mortgage, security interest or similar encumbrances securing payment or performance of an obligation, monetary or otherwise.

         Material Adverse Change. The term "MATERIAL ADVERSE CHANGE" with respect to a Person means that an event has occurred or a circumstance has arisen that has had, or could reasonably be expected to have a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, or prospects.

         Material Contract. The term "MATERIAL CONTRACT" means each contract or agreement to which the Company is a party and pursuant to which the Company has any outstanding right, liability or obligation as of the date hereof which either (a) was entered into outside of the ordinary course of business, (b) involves the payment by the Company of more than $100,000 annually or the provision by the Company of goods and services with a value of more than $100,000 annually, (c) was entered into with an Affiliate of the Company, (d) relates to the employment or severance of any existing or former Key Employee (other than Employee Benefit Plans), (e) evidences or governs any of the Existing Indebtedness, (f) constitutes a lease of real or personal property which requires annual rental payments or other lease expense in an amount greater than $25,000 annually, (g) restricts the ability of the Company to compete or restricts any Person from competing against the Company, (h) restricts the ability of the Company to employ or engage any Person or restricts any Person from employing or engaging any Person that the Company has employed or engaged, or (i) is material to the Company's business, financial condition, liabilities, operations or prospects. "Material Contracts" shall not include employment at will arrangements or purchase orders issued or accepted in the ordinary course of business.

         Non-Compete Area. The term "NON-COMPETE AREA" means the geographic region encompassing the entire United States of America.

         Non-Compete Period. The term "NON-COMPETE PERIOD" means the period beginning on the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date.

         Order. The term "ORDER" means any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

         Outside Representatives. The term "OUTSIDE REPRESENTATIVES" with respect to a Person means such Person's accountants, Affiliates, agents, consultants, investment bankers, lawyers, lenders, representatives, and shareholders.

         Parties.  The term "PARTIES" means Company, Purchaser, and
Shareholders.

         Patent. The term "PATENT" means: (a) Letters Patent of the United States or any similar rights under the laws of any foreign jurisdiction and any divisions, extensions, or reissues of such Letters Patent, including any design patent, plant patent, or utility patent, and (b) applications for Letters Patent of the United States or any similar rights under the laws of any foreign jurisdiction and all continuations, continuations-in-part, or divisions of such applications.

         Permit. The term "PERMIT" means any approval, authorization, certificate, certificate of occupancy, exemption, franchise, license, permit, registration, right, variance, or waiver issuable by any Governmental Authority.

         Person. The term "PERSON" means any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

         Plan. The term "PLAN" means any: (a) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (b) bonus plan, (c) change in control plan, (d) deferred compensation plan, (e) ERISA Pension Plan,
(f) ERISA Welfare Plan, (g) executive compensation plan, (h) fringe benefits and perquisites, such as automobile allowances, country club memberships, diner club memberships, and health club memberships, (i) holiday, sick pay, leave, vacation, or other similar policy, (j) incentive plan, (k) life insurance plan or policy, (l) loan agreement with any Representative, (m) moving expense reimbursement policy, (n) multi-employer or multiple employer plan, (o) pension plan, (p) phantom stock plan, (q) profit sharing plan, (r) retirement plan, (s) severance plan, (t) stock appreciation plan, (u) stock purchase plan, (v) stock option plan, (w) tuition reimbursement policy, or (x) other employee arrangement, benefit plan, Contract, commitment, compensation plan, custom, policy, or practice. A Plan may apply to only one individual, such as an employment or severance agreement.

         Prime Rate. The term "PRIME RATE" means the publicly announced prime commercial lending rate per annum of Bank One, Texas, N.A. in effect from time to time, provided that such rate shall not exceed the maximum interest rate permitted under Applicable Law. The Prime Rate shall change as such publicly announced prime commercial lending rate changes.

         Proportionate Amount. The term "PROPORTIONATE AMOUNT," as applied to a particular Shareholder, means a fraction the numerator of which equals the number of Redeemed Shares owned by such particular Shareholder and the denominator of which equals the aggregate number of Redeemed Shares.

         Representatives. The term "REPRESENTATIVES" with respect to a Person means such Person's directors, employees, and officers.

         Tax. The term "TAX" means any federal, state, local, tribal, foreign, or other assessment, charge, duty, fee, impost, levy, tariff, or tax of any kind whatsoever, including all ad valorem, alternative minimum, capital gains, customs, documentary, employment, estate, excise, franchise, gift, gross income, gross receipts, income, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, valve-added, windfall profit, or withholding taxes or charges imposed by any Governmental Authority or payable pursuant to any tax sharing Contract, together with any related interest, penalties, and additions to tax.

         Trademark. The term "TRADEMARK" means registered or unregistered brand marks, brand names, logos, names, service marks, service names, trade dress, trademarks, tradenames, trade styles, and other business or source identifiers, and combinations, contractions, derivatives, expansions, modifications, and variations of such items, along with all goodwill associated with them.

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         Trade Secret.  The term "TRADE SECRET" means concepts, designs, devices, formulae, ideas, inventions, know-how, plans, processes, proprietary materials, research and development, technical data, and other information treated as trade secrets under applicable trade secret law, including customer and supplier lists.

         Working Capital. The term "WORKING CAPITAL" means an amount equal to the excess of Current Assets over Current Liabilities.